                                                                EXHIBIT 4.21


                                                      [COMPOSITE CONFORMED COPY]




                                PLD TELEKOM INC.


================================================================================





     $12,400,000 12% Series A Senior Secured Revolving Credit Notes due 1998
         $3,100,000 12% Series B Senior Revolving Credit Notes due 1998
                    Warrants for the Purchase of Common Stock









                   REVOLVING CREDIT NOTE AND WARRANT AGREEMENT





                          Dated as of November 26, 1997




================================================================================

                                TABLE OF CONTENTS

Section                                                                                   Page
-------                                                                                   ----

1.    THE REVOLVING CREDIT NOTES AND THE WARRANTS..........................................  1
      1.1.     Authorization and Description of Notes and Warrants.........................  1
      1.2.     Subsidiary Guaranty; Security for Notes.....................................  4

2.    ISSUANCE OF NOTES AND WARRANTS; LOAN COMMITMENTS.....................................  5

3.    CLOSING; EFFECTIVENESS OF LOAN COMMITMENTS...........................................  5

4.    CONDITIONS TO CLOSING................................................................  6
      4.1.     Proceedings and Documents...................................................  6
      4.2.     Representations and Warranties..............................................  7
      4.3.     Performance; No Default.....................................................  7
      4.4.     Compliance and Secretary's Certificates.....................................  7
      4.5.     Opinions of Counsel.........................................................  8
      4.6.     Absence of Certain Events...................................................  8
      4.7.     Approvals...................................................................  8
      4.8.     Acquisition of Technocom Shares.............................................  9
      4.9.     Warrant Agreement; Deposit of Additional Warrant Certificates;
               Reservation of Common Stock.................................................  9
      4.10.    Registration Agreement...................................................... 10
      4.11.    Subsidiary Guaranty......................................................... 10
      4.12.    Trust Agreement............................................................. 10
      4.13.    Pledge Agreement; Share Mortgage and Share Transfer Form.................... 10
      4.14.    Security Agreement.......................................................... 11
      4.15.    Delivery of Pledged Shares and Registration in Share Registry;
               Recordation; Taxes, etc..................................................... 11
      4.16.    Placement Fee............................................................... 11
      4.17.    Notice of Borrowing......................................................... 11
      4.18.    Existing Senior Note Indenture; Existing Convertible Note Indenture......... 12
      4.19.    Technocom Organizational Documents, etc..................................... 12
      4.20.    Issuance of Other Notes and Warrants........................................ 12
      4.21.    Payment of Special Counsel Fees............................................. 13
      4.22.    Private Placement Number.................................................... 13

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................ 13
      5.1.     Organization; Power and Authority........................................... 13
      5.2.     Authorization, etc.......................................................... 13
      5.3.     Disclosure.................................................................. 14

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
      5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates............ 14
      5.5.     Capital Stock............................................................... 15
      5.6.     Share Purchase Agreements................................................... 16
      5.7.     Consummation of Acquisition................................................. 16
      5.8.     Financial Statements........................................................ 16
      5.9.     Compliance with Laws, Other Instruments, etc................................ 17
      5.10.    Governmental Authorizations, etc............................................ 17
      5.11.    Litigation; Observance of Agreements, Statutes and Orders................... 17
      5.12.    Taxes....................................................................... 18
      5.13.    Title to Property; Leases................................................... 18
      5.14.    Licenses, Permits, etc...................................................... 18
      5.15.    Compliance with ERISA....................................................... 19
      5.16.    Private Offering by the Company............................................. 20
      5.17.    Use of Proceeds; Margin Regulations......................................... 20
      5.18.    Existing Indebtedness; Future Liens......................................... 21
      5.19.    Foreign Assets Control Regulations, etc..................................... 21
      5.20.    Status under Certain Statutes............................................... 21
      5.21.    Existing Senior Note Indenture and Existing Convertible Note Indenture...... 21
      5.22.    Technocom Organizational Documents, etc..................................... 22
      5.23.    Chief Executive Office...................................................... 22

6.    REPRESENTATIONS OF THE LENDER........................................................ 22
      6.1.     Purchase for Investment..................................................... 22
      6.2.     Source of Funds............................................................. 23

7.    INFORMATION AS TO COMPANY............................................................ 23
      7.1.     Financial and Business Information.......................................... 23
      7.2.     Officer's Certificate....................................................... 26
      7.3.     Inspection.................................................................. 26

8.    SERIES A AND SERIES B REVOLVING CREDIT FACILITIES.................................... 27
      8.1.     Revolving Credit Commitments and Making of Revolving Credit Loans........... 27
      8.2.     Optional Repayments......................................................... 29
      8.3.     Optional and Mandatory Reduction and Termination of Commitments............. 29
      8.4.     Mandatory Repayments........................................................ 31
      8.5.     Notice of Repayments or Termination......................................... 32
      8.6.     Allocation of Reductions in Commitments and Repayments and
               Repayments.................................................................. 32
      8.7.     Maturity; Surrender, etc.................................................... 32
      8.8.     Purchase of Notes........................................................... 33
      8.9.     Commitment Fees............................................................. 33
      8.10.    Books and Records........................................................... 33
      8.11.    Illegality.................................................................. 33

9.    COVENANTS............................................................................ 34
      9.1.     Compliance with Law......................................................... 34
      9.2.     Books and Records........................................................... 34
      9.3.     Payment of Notes............................................................ 34
      9.4.     Maintenance of Office....................................................... 34
      9.5.     Corporate Existence......................................................... 35
      9.6.     Maintenance of Property..................................................... 35
      9.7.     Payment of Taxes and Other Claims........................................... 35
      9.8.     Commitment Termination and Repayment at the Option of Holders upon a
               Change of Control........................................................... 36
      9.9.     Limitation on Asset Sales................................................... 36
      9.10.    Limitation on Indebtedness.................................................. 39
      9.11.    Limitation on Issuances of Guarantees by Restricted Subsidiaries............ 41
      9.12.    Limitation on Liens......................................................... 41
      9.13.    Limitation on Sale and Leaseback Transactions............................... 42
      9.14.    Restricted Payments......................................................... 42
      9.15.    Limitation on Dividends and Other Payment Restrictions Affecting
               Restricted Subsidiaries..................................................... 45
      9.16.    Limitation on Issuance and Sale of Preferred Stock of Restricted
               Subsidiaries................................................................ 46
      9.17.    Transactions with Affiliates................................................ 46
      9.18.    Restricted and Unrestricted Subsidiaries.................................... 47
      9.19.    Limitations on Line of Business............................................. 48
      9.20.    Limitation on Sales of Telecommunications Asset Leases or Qualified
               Investments................................................................. 48
      9.21.    Payment of Additional Amounts............................................... 49
      9.22.    Leasing Companies and NWE Cyprus............................................ 51
      9.23.    Technocom................................................................... 51
      9.24.    Collateral Agents........................................................... 52
      9.25.    WTC......................................................................... 52
      9.26.    Release of Additional Warrant Certificates from Escrow...................... 52
      9.27.    Default Warrants............................................................ 53
      9.28.    Application of Notes Upon Exercise of Warrants.............................. 53
      9.29.    Agreement to Effect Certain Amendments...................................... 54
      9.30.    Future Subsidiaries to Become Guarantors.................................... 54
      9.31.    Restriction on Certain Payments by the Company.............................. 54

10.   CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER................................. 55
      10.1.    Merger, Consolidation, Sale of Assets, Etc.................................. 55
      10.2.    Successor Corporation Substituted........................................... 56

11.   EVENTS OF DEFAULT.................................................................... 57

12.   REMEDIES ON DEFAULT, ETC............................................................. 59
      12.1.    Acceleration................................................................ 59
      12.2.    Other Remedies.............................................................. 60
      12.3.    Rescission.................................................................. 60
      12.4.    No Waivers or Election of Remedies, Expenses, etc........................... 60

13.   DEFINITIONS AND CONSTRUCTION......................................................... 61
      13.1.    Defined Terms............................................................... 61

14.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................................ 89
      14.1.    Registration of Notes....................................................... 89
      14.2.    Transfer and Exchange of Notes.............................................. 89
      14.3.    Replacement of Notes........................................................ 90

15.   PAYMENTS ON NOTES.................................................................... 90
      15.1.    Place of Payment............................................................ 90
      15.2.    Home Office Payment......................................................... 91

16.   EXPENSES, ETC........................................................................ 91
      16.1.    Transaction Expenses........................................................ 91
      16.2.    Survival.................................................................... 92

17.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
      AGREEMENT............................................................................ 92

18.   AMENDMENT AND WAIVER................................................................. 92
      18.1.    Requirements................................................................ 92
      18.2.    Solicitation of Holders of Notes............................................ 93
      18.3.    Binding Effect, etc......................................................... 93
      18.4.    Notes held by Company, etc.................................................. 93

19.   NOTICES.............................................................................. 94

20.   REPRODUCTION OF DOCUMENTS............................................................ 94

21.   SUBSTITUTION OF LENDER............................................................... 95

22.   MISCELLANEOUS........................................................................ 95
      22.1.    Successors and Assigns...................................................... 95
      22.2.    Payments Due on Non-Business Days........................................... 95
      22.3.    Severability................................................................ 95
      22.4.    Construction................................................................ 96
      22.5.    Counterparts................................................................ 96

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
      22.6.    Governing Law............................................................... 96


SCHEDULE I           --   Information Relating To Lenders

SCHEDULE II          --   Subsidiaries of the Company and
                            Ownership of Subsidiary Stock

SCHEDULE III         --   Schedule of Financial Statements and other Information
                          delivered to Lenders

SCHEDULE IV          --   Existing Indebtedness and Liens


EXHIBIT A-1          --   Form of Series A Revolving Credit Notes

EXHIBIT A-2          --   Form of Series B Revolving Credit Notes

EXHIBIT B            --   Form of Warrant Agreement

EXHIBIT C            --   Form of Subsidiary Guaranty

EXHIBIT D            --   Form of Trust Agreement

EXHIBIT E-1          --   Form of Pledge Agreement

EXHIBIT E-2          --   Form of Share Mortgage

EXHIBIT F            --   Form of Security Agreement

EXHIBIT G            --   Form of Registration Agreement

EXHIBIT H-1          --   Subject Matter of Opinion of Special Counsel and Irish
                            Counsel for the Company

EXHIBIT H-2          --   Subject Matter of Opinion of Counsel to the Trustee

EXHIBIT I            --   Form of Borrowing Notice

                                PLD TELEKOM INC.
                          680 FIFTH AVENUE, 24TH FLOOR
                            NEW YORK, NEW YORK 10019


     $12,400,000 12% Series A Senior Secured Revolving Credit Notes due 1998
         $3,100,000 12% Series B Senior Revolving Credit Notes due 1998
                    Warrants for the Purchase of Common Stock



                                                         as of November 26, 1997

TO EACH OF THE LENDERS NAMED ON THE
      SIGNATURE PAGE OF THIS AGREEMENT:


Ladies and Gentlemen:

            PLD TELEKOM INC., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.    THE REVOLVING CREDIT NOTES AND THE WARRANTS.

1.1.  AUTHORIZATION AND DESCRIPTION OF NOTES AND WARRANTS.

            The Company has authorized the issue and delivery on the Closing Date of:

            (a) $12,400,000 aggregate principal amount of its 12% Series A Senior Secured Revolving Credit Notes due 1998 (the "SERIES A NOTES", such term to include any such notes issued in substitution therefor pursuant to
      SECTION 14), which Series A Notes shall evidence the obligation of the Company to repay Series A Revolving Credit Loans made to the Company from time to time pursuant to this Agreement, and each of which shall (i) be dated the date of issue, (ii) bear interest on the principal amount outstanding thereunder from time to time at the rate of 12% per annum (computed on the basis of the actual number of days elapsed in a year of 360 days, and which rate is subject to adjustment as provided in the final paragraph of this SECTION 1.1), payable monthly on the last day of each month (commencing with November 30, 1997) and at maturity and bear interest on any overdue principal (including any overdue required or optional repayment of principal) and (to the extent legally enforceable) on any overdue installment of interest at the applicable Default Rate after the date due (whether by acceleration or otherwise) until paid, such overdue interest to be payable monthly as aforesaid or, at the option of the registered holder of such Note, on demand, (iii) mature and be payable in full on December 31, 1998, and (iv) be substantially in the form set forth in EXHIBIT A-1, with such changes therefrom, if any, as may be approved by you and the Company;

            (b) $3,100,000 aggregate principal amount of its 12% Series B Senior Revolving Credit Notes due 1998 (the "SERIES B NOTES", such term to include any such notes issued in substitution therefor pursuant to SECTION
      14), which Series B Notes shall evidence the obligation of the Company to repay Series B Revolving Credit Loans made to the Company from time to time pursuant to this Agreement, and each of which shall (i) be dated the date of issue, (ii) bear interest on the principal amount outstanding thereunder from time to time at the rate of 12% per annum (computed on the basis of the actual number of days elapsed in a year of 360 days, and which rate is subject to adjustment as provided in the final paragraph of this SECTION 1.1), payable monthly on the last day of each month (commencing with November 30, 1997) and at maturity and bear interest on any overdue principal (including any overdue required or optional repayment of principal) and (to the extent legally enforceable) on any overdue installment of interest at the applicable Default Rate after the date due (whether by acceleration or otherwise) until paid, such overdue interest to be payable monthly as aforesaid or, at the option of the registered holder of such Note, on demand, (iii) mature and be payable in full on September 30, 1998, and (iv) be substantially in the form set forth in EXHIBIT A-2, with such changes therefrom, if any, as may be approved by you and the Company;

            (c) its common stock purchase warrants (together with all warrants issued in substitution therefor in accordance with the terms of the Warrant Agreement hereinafter referred to, the "SERIES A WARRANTS"), for the purchase of an aggregate of 315,000 shares of the Company's Common Stock, at an initial purchase price (subject to adjustment as provided in the Warrant Agreement hereinafter referred to) of $8.625 per share, at any time or from time to time prior to 5:00 P.M., New York City time, on December 31, 2008, such Series A Warrants to be issuable pursuant to a Warrant Agreement, substantially in the form of EXHIBIT B (the "WARRANT AGREEMENT"), to be entered into by the Company and The Bank of New York, as Warrant Agent (the "WARRANT AGENT"), and to be evidenced by one or more warrant certificates (each, a "SERIES A WARRANT CERTIFICATE"), each of which shall be substantially in the form set forth in Exhibit A to the Warrant Agreement;

            (d) its common stock purchase warrants (together with all warrants issued in substitution therefor in accordance with the terms of the Warrant Agreement, the "SERIES B WARRANTS"), for the purchase of an aggregate of 108,000 shares of the Company's Common Stock, at an initial purchase price (subject to adjustment as provided in the Warrant Agreement) of $8.625 per share, at any time or from time to time prior to 5:00 P.M., New York City time, on December 31, 2008, such Series B Warrants to be issuable pursuant to the Warrant Agreement and to be evidenced by one or more warrant certificates (each, a "SERIES B WARRANT CERTIFICATE"), each of which shall be substantially in the form set forth in Exhibit B to the Warrant Agreement; and;

            (e) its common stock purchase warrants (together with all warrants issued in substitution therefor in accordance with the terms of the Warrant Agreement, the "ADDITIONAL WARRANTS"), for the purchase of an aggregate of 182,000 shares of the Company's Common Stock, at an initial purchase price (subject to adjustment as provided in the Warrant Agreement) of $8.625 per share, at any time or from time to time prior to 5:00 P.M., New York City time, on December 31, 2008, such Additional Warrants to be issuable pursuant to the Warrant Agreement and to be evidenced by one or more warrant certificates (each, an "ADDITIONAL WARRANT CERTIFICATE"), each of which shall be substantially in the form set forth in Exhibit A or Exhibit B to the Warrant Agreement, as applicable.

In addition, the Company has authorized the issuance and delivery, under the circumstances set forth in Section 2(c) of the Warrant Agreement, of (x) on September 30, 1998 and on the last day of each calendar month thereafter until the Series B Notes are paid in full, its common stock purchase warrants for the purchase of 32,000 shares of the Company's Common Stock and (y) on December 31, 1998 and on the last day of each calendar month thereafter until the Series A Notes are paid in full, its common stock purchase warrants for the purchase of 70,000 shares of the Company's Common Stock (such warrants described in subclauses (x) and (y) issued on the respective dates specified in such subclauses, together with all warrants issued in substitution therefor in accordance with the terms of the Warrant Agreement, the "DEFAULT WARRANTS"), in any such case at an initial purchase price of $0.01 per share, at any time or from time to time prior to 5:00 P.M., New York City time on that date which occurs ten (10) years from the date of issuance thereof, such Default Warrants to be issuable pursuant to the Warrant Agreement and to be evidenced by one or more warrant certificates (each, a "DEFAULT WARRANT CERTIFICATE"), each of which shall be substantially in the form set forth in Exhibit C to the Warrant Agreement.

            The Series A Notes and the Series B Notes are herein referred to collectively as the "NOTES" and each of the Series A Notes and the Series B Notes are herein referred to separately as a "SERIES" of Notes. The Series A Warrants and the Series B Warrants are herein collectively referred to as the "INITIAL WARRANTS", and each of the Series A Warrants and the Series B Warrants are herein referred to separately as a "SERIES" of Initial Warrants. The Initial Warrants, the Additional Warrants and the Default Warrants are herein referred to collectively as the "WARRANTS", and the Series A Warrant Certificates, the Series B Warrant Certificates, the Additional Warrant Certificates and the Default Warrant Certificates are herein referred to collectively as the "WARRANT CERTIFICATES". Certain capitalized terms used in this Agreement are defined in
SECTION 13.1; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

            Notwithstanding the provisions of subclause (ii) of each of clauses
(a) and (b) of the first paragraph of this SECTION 1.1 setting forth the interest rate to be borne by the principal amount outstanding from time to time under the Series A Notes and the Series B Notes, respectively, in the event that the Company shall not have (x) received on or prior to May 31, 1998, net cash proceeds aggregating at least $20,000,000 from an Equity Issuance and (y) delivered to each holder of Notes an Officers' Certificate certifying to such effect, the interest rate borne by the principal amount outstanding from time to time under the Series A Notes and the Series B Notes shall be increased from 12% to 15% per annum for the period commencing June 1, 1998 until maturity, such interest to be computed and payable as otherwise provided in each of such subclauses (ii), as applicable.

1.2.  SUBSIDIARY GUARANTY; SECURITY FOR NOTES.

            (a) The Notes shall be entitled to the benefit of the Guaranty Agreement, substantially in the form of EXHIBIT C (the "SUBSIDIARY GUARANTY"), to be entered into by the Subsidiary Guarantors and dated as of the date hereof, providing for the guaranty of the obligations of the Company under this Agreement, the Trust Agreement, the Security Documents and the Notes by the Subsidiary Guarantors party thereto.

            (b) The Series A Notes shall be entitled to the benefits of certain security to be held by The Bank of New York or its successor at the time acting not in its individual capacity but solely as trustee (the "TRUSTEE") under the Trust Agreement, substantially in the form of EXHIBIT D (the "TRUST AGREEMENT"), to be entered into by the Company with the Trustee and dated as of the date hereof, and consisting of the Property granted as collateral under, and all rights of the Trustee under or in respect of, (i) the Pledge Agreement, substantially in the form of EXHIBIT E-1 (the "PLEDGE AGREEMENT"), to be entered into by the Company and the Trustee and dated as of the date hereof, and (ii) the Agreement Accompanying Legal Mortgage of Shares, substantially in the form of EXHIBIT E-2 (the "SHARE MORTGAGE"), to be dated as of the date hereof and entered into by the Company and Anglo Irish Bank Corporation PLC, in its capacity as collateral agent for the Trustee (in such capacity, the "COLLATERAL AGENT") under an Agency Agreement, dated as of the date hereof (the "AGENCY AGREEMENT"), among the Trustee, the Collateral Agent and the Company, and the Series A Notes and the Series B Notes shall be entitled to the benefits of certain security to be held by the Trustee under the Trust Agreement consisting of the Property granted as collateral under, and all rights of the Trustee under or in respect of, the Security Agreement (Inventory and Receivables), substantially in the form of EXHIBIT F (the "SECURITY AGREEMENT"), to be entered into by the Company and the Trustee and dated as of the date hereof. The Trust Agreement, the Pledge Agreement, the Share Mortgage, the Share Transfer Form (as hereinafter defined) and the Security Agreement are hereinafter referred to collectively as the "SECURITY DOCUMENTS".

2.    ISSUANCE OF NOTES AND WARRANTS; LOAN COMMITMENTS.

            Subject to the terms and conditions of this Agreement, in reliance on the representations and warranties of the Company contained herein and in the Security Documents and otherwise made in writing by or behalf of the Company, and against issuance and delivery to you by the Company of (i) Notes of the Series and in the principal amount set forth opposite your name on SCHEDULE I, and (ii) Initial Warrants of the Series and for the purchase of the number of shares of Common Stock shown opposite your name on SCHEDULE I, you agree to make, from time to time during the Series A Availability Period, Series A Revolving Credit Loans to the Company in an aggregate principal amount at any one time outstanding not to exceed your Commitment Percentage of the Total Series A Commitment, and from time to time during the Series B Availability Period, Series B Revolving Credit Loans to the Company in an aggregate principal amount at any one time outstanding not to exceed your Commitment Percentage of the Total Series B Commitment. Contemporaneously with the execution and delivery to you by the Company of a counterpart of this Agreement, the Company is executing and delivering a counterpart hereof to each of the other institutional investors named in SCHEDULE I (the "OTHER LENDERS"), providing for the issuance and delivery to each of the Other Lenders of (i) Notes of the Series and in the principal amount set forth opposite its name in SCHEDULE I and (ii) Initial Warrants of the Series and for the purchase of the number of shares of Common Stock set forth opposite its name on SCHEDULE I and the commitment of each Other Lender to make Revolving Credit Loans in accordance with the provisions of this Agreement. The respective commitments of you and the Other Lenders (you and the Other Lenders being hereinafter sometimes referred to collectively as the "LENDERS") to make Revolving Credit Loans are to be separate agreements made by the Company and the Lenders. The obligations of the Lenders hereunder shall be several and not joint, and this Agreement shall for all purposes be construed and deemed to be a separate agreement between the Company, on the one hand, and each of the Lenders, on the other, the Lenders acting severally and not jointly, with the same effect as though a separate agreement with each such Lender to the effect herein provided were hereby entered into between the Company and each such Lender.

3.    CLOSING; EFFECTIVENESS OF LOAN COMMITMENTS.

            The commitment of you and each Other Lender to make Revolving Credit Loans shall become effective and available for borrowings by the Company, and the Notes evidencing any Revolving Credit Loans disbursed to the Company hereunder on the date of such effectiveness, together with the Initial Warrants and the Additional Warrants to be issued by the Company in connection therewith, shall be issued and delivered by the Company, at a closing (the "CLOSING") to occur at the offices of Coudert Brothers, The Grace Building, 1114 Avenue of the Americas, New York, New York 10036, at 10:00 A.M., New York City time on November 26, 1997 or on such subsequent date as may be agreed upon by the Company and you and the Other Lenders (the "CLOSING DATE"). At the Closing the Company will deliver to you:

            (i) one Series A Note in the principal amount of your Series A Commitment and one or more Warrant Certificates evidencing the Series A Warrants to be issued to you (as you may request), each dated the Closing Date and registered in your name (or in the name of your nominee), against disbursement of the Series A Revolving Credit Loans to be disbursed by you on the Closing Date, provided that the Company shall have specified the aggregate principal amount of such Series A Revolving Credit Loans by written notice delivered to you at least two Business Days prior to the date of the Closing; and

            (ii) one Series B Note in the principal amount of your Series B Commitment and one or more Warrant Certificates evidencing the Series B Warrants to be issued to you (as you may request), each dated the Closing Date and registered in your name (or in the name of your nominee), against disbursement of the Series B Revolving Credit Loans to be disbursed by you on the Closing Date, provided that the Company shall have specified the aggregate principal amount of such Series B Revolving Credit Loans by written notice delivered to you at least two Business Days prior to the date of the Closing.

Each Revolving Credit Loan shall be disbursed to the Company or to its order by wire transfer of immediately available funds in the amount thereof, for the account of the Company to account number 40730577 at Citibank, N.A., New York, New York, ABA No. 021000089 or as may be otherwise specified by the Company to the Lenders in the Notice of Borrowing substantially in the form of EXHIBIT I delivered in respect of such Revolving Credit Loan pursuant to SECTION 8.1. If at the Closing the Company shall fail to tender such Notes or Initial Warrants to you as provided above in this SECTION 3, or any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction or waived by you, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.    CONDITIONS TO CLOSING.

            Your obligation to make the initial Revolving Credit Loans to be made by you hereunder on the Closing Date, and the effectiveness on and after the Closing Date of your obligation to make Revolving Credit Loans to the Company from time to time after the Closing Date, is subject to the fulfillment to your satisfaction or the waiver by you, prior to or at the Closing, of the following conditions:

4.1.  PROCEEDINGS AND DOCUMENTS.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Registration Agreement, the Security Documents and the Subsidiary Guaranty and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.2.  REPRESENTATIONS AND WARRANTIES.

            All representations and warranties of the Company contained in this Agreement, the Warrant Agreement, the Registration Agreement or any Security Document or otherwise made by or on behalf of the Company in writing in connection with the transactions contemplated hereby shall be true and correct when made and as of the time of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

4.3.  PERFORMANCE; NO DEFAULT.

            The Company shall have performed and complied with all agreements and conditions contained in this Agreement, the Warrant Agreement, the Registration Agreement or any Security Document, and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty, required to be performed or complied with by it prior to or at the Closing (including, without limitation, the delivery by the Company to the Trustee or its designee of certificates evidencing the Pledged Shares), and after giving effect to the issue and delivery of the Notes (and the application of the proceeds of the initial Revolving Credit Loans as contemplated by SECTION 5.17), no Default or Event of Default shall have occurred and be continuing.

4.4.  COMPLIANCE AND SECRETARY'S CERTIFICATES.

            (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in SECTIONS 4.2 AND 4.3 have been fulfilled.

            (b) Company Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary or Assistant Secretary, dated the Closing Date, certifying as to the copies attached thereto of (x) its certificate of incorporation and bylaws, (y) the resolutions of its Board of Directors authorizing the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Security Documents, the Notes, the Warrant Agreement and the Warrants, and (z) the incumbency of the Person or Persons authorized to execute and deliver this Agreement, the Security Documents, the Notes, the Warrant Agreement, the Warrant Certificates and the Registration Agreement on behalf of the Company.

            (c) Subsidiary Guarantors' Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate of its secretary (in the case of WTC) or acting general director (in the case of BCL), dated the Closing Date, certifying as to the copies attached thereto of (x) the articles of incorporation and bylaws of such Subsidiary Guarantor, (y) the resolutions of its board of directors authorizing the execution and delivery by such Subsidiary Guarantor of, and the performance by such Subsidiary Guarantor of its obligations under, the Subsidiary Guaranty, and (z) the incumbency of the Person or Persons authorized to execute and deliver the Subsidiary Guaranty on behalf of such Subsidiary Guarantor.

4.5.  OPINIONS OF COUNSEL.

            You shall have received opinions in form and substance satisfactory to you, dated the Closing Date (a) from (i) Morgan, Lewis & Bockius LLP, special counsel for the Company, (ii) in-house counsel to the Company and (iii) A & L Goodbody, special Irish counsel for the Company, together covering the matters set forth in EXHIBIT H-1 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you),
(b) from Emmet, Marvin & Martin, special counsel to the Trustee, covering the matters set forth in EXHIBIT H-2 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request, and (c) from Coudert Brothers, your special counsel in connection with such transactions, covering such matters incident to such transactions as you may reasonably request.

4.6.  ABSENCE OF CERTAIN EVENTS.

            There shall not have occurred any Material Adverse Change in the Business or Condition of the Company and its Restricted Subsidiaries taken as a whole from that reflected in the most recent audited financial statements of the Company and its Subsidiaries referred to in item 4 of SCHEDULE III. Since the date of the most recent audited financial statements of the Company and its Subsidiaries, neither the Company nor any Restricted Subsidiary shall have consolidated or merged with or into, or participated in a share exchange with, any Person, or sold, leased or otherwise disposed of any Property other than in the ordinary course of business and other than sales or other dispositions of Property which shall not have had a Material Adverse Effect.

4.7.  APPROVALS.

            All actions, approvals, consents, waivers, exemptions, orders, authorizations, registrations, declarations, filings and recordings (collectively, "APPROVALS"), if any, which are required to be taken, given, obtained, filed or recorded, as the case may be, by or from or with (a) any Governmental Authority, (b) any trustee or holder of any indebtedness, obligation or securities of the Company or any of its Subsidiaries (including, without limitation, the Existing Senior Notes and the Existing Convertible Notes) or (c) any other Person, in connection with the legal and valid execution and delivery by the Company of this Agreement, the Warrant Agreement, the Registration Agreement and the Security Documents and by the Subsidiary Guarantors of the Subsidiary Guaranty and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery by the Company of the Notes and the Warrants and the making by the Company of the borrowings contemplated hereby, shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such Approvals shall be final, subsisting and in full force and effect on the Closing Date, and shall not be subject to any further proceedings or appeals or any conditions subsequent not approved by you. Certified copies or other appropriate evidence of all such Approvals, in form, scope and substance satisfactory to you and your special counsel, shall have been delivered or made available to you and your special counsel at your request.

4.8.  ACQUISITION OF TECHNOCOM SHARES.

            (a) The Company and each of the Selling Shareholders shall have duly authorized, executed and delivered an agreement (each, a "SHARE PURCHASE AGREEMENT" and together the "SHARE PURCHASE AGREEMENTS") providing for the sale by the Selling Shareholders to the Company of an aggregate of 59 of the issued and outstanding ordinary shares of Technocom (the "TECHNOCOM SHARES"), and you and your special counsel shall have received a complete and correct copy of each thereof, and the terms and provisions of each thereof shall be satisfactory to you.

            (b) Concurrently with the Closing, the acquisition by the Company of the Technocom Shares pursuant to the Share Purchase Agreements (the "ACQUISITION") shall have been duly consummated in accordance with the respective terms thereof; and such documents and other evidence as you shall require to evidence such Acquisition shall have been delivered to you. The Company shall have good and marketable title to the Technocom Shares, free and clear of all Liens other than (i) with respect to the Pledged Shares, the Lien of the Pledge Agreement, and (ii) with respect to the Technocom Shares other than the Pledged Shares, the Liens of the Existing Senior Note Indenture and the Existing Senior Note Collateral Documents and the Existing Convertible Note Indenture and the Existing Convertible Note Collateral Documents. The Acquisition shall have been accomplished in compliance with all applicable laws and governmental rules and regulations and all agreements or instruments to which the Company or Technocom is a party, and such certificates, documents and other evidence as you shall reasonably request concerning such compliance and complete and correct copies of all documents delivered at the closing of the Acquisition shall have been delivered to you and your special counsel.

4.9. WARRANT AGREEMENT; DEPOSIT OF ADDITIONAL WARRANT CERTIFICATES; RESERVATION OF COMMON STOCK.

            (a) The Warrant Agreement shall have been duly authorized, executed and delivered by the Company and the Warrant Agent and shall be in full force and effect and the Warrant Agent, you and your special counsel shall have each received an original fully executed counterpart thereof.

            (b) The Company shall have deposited Warrant Certificates evidencing the Additional Warrants with the Trustee as contemplated by Section 5 of the Trust Agreement.

            (c) The number of shares of Common Stock initially issuable upon the exercise of the Initial Warrants and the Additional Warrants and reserved for issuance upon the exercise of the Default Warrants shall have been duly authorized and reserved for issuance upon such exercise.

4.10. REGISTRATION AGREEMENT.

            The Company shall have duly authorized, executed and delivered the Registration Rights Agreement, dated as of the date hereof and substantially in the form of EXHIBIT G (the "REGISTRATION AGREEMENT"), the Registration Agreement shall be in full force and effect and you and your special counsel shall have received an original fully executed counterpart thereof.

4.11. SUBSIDIARY GUARANTY.

            Each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Guaranty, the Subsidiary Guaranty shall be in full force and effect, and you and your special counsel shall have each received an original fully executed counterpart thereof.

4.12. TRUST AGREEMENT.

            The Company and the Trustee shall have duly authorized, executed and delivered the Trust Agreement, the Trust Agreement shall be in full force and effect, and the Trustee, you and your special counsel shall have received an original fully executed counterpart thereof.

4.13. PLEDGE AGREEMENT; SHARE MORTGAGE AND SHARE TRANSFER FORM.

            (a) The Company shall have duly authorized, executed and delivered the Pledge Agreement, the Pledge Agreement shall be in full force and effect, you and the Trustee shall have received a fully executed counterpart thereof, and no term or condition thereof shall have been amended, modified or waived except with your prior written consent.

            (b) The Agency Agreement, dated as of the date hereof and substantially in the form of Exhibit A to the Trust Agreement (the "AGENCY AGREEMENT") shall have been duly authorized, executed and delivered by the Trustee, the Company and the Collateral Agent and shall be in full force and effect. The Company and the Collateral Agent shall have duly authorized, executed and delivered the Share Mortgage, the Share

Mortgage shall be in full force and effect, you, the Trustee and the Collateral Agent shall have received a fully executed counterpart thereof, and no term or condition thereof shall have been amended, modified or waived except in accordance with the provisions thereof. The Company shall have duly executed and delivered a Share Transfer Form (the "SHARE TRANSFER FORM") in respect of the transfer of 28 ordinary shares of IR pound sterling 1 each in the capital of Technocom to the Collateral Agent, the Share Transfer Form shall be in full force and effect and the Collateral Agent, the Trustee and you and your special counsel shall have received an original (or, in the case of all such Persons other than the Collateral Agent, a copy of an original) fully executed counterpart thereof.

4.14. SECURITY AGREEMENT.

            The Company and the Trustee shall have duly authorized, executed and delivered the Security Agreement, the Security Agreement shall be in full force and effect, and the Trustee, you and your special counsel shall have received an original fully executed counterpart thereof.

4.15. DELIVERY OF PLEDGED SHARES AND REGISTRATION IN SHARE REGISTRY; RECORDATION; TAXES, ETC.

            The Company shall have delivered to the Trustee or its designee stock certificates representing the Pledged Shares, registered in the name of the Company, accompanied by undated stock powers duly executed in blank, and the Collateral Agent shall have been registered in the Share Register of Technocom as the registered owner of 28 ordinary shares of IR pound sterling1 each in the capital of Technocom. The Pledge Agreement and the Security Agreement and/or prior notices, statements or other instruments in respect thereof, including, without limitation, financing statements on Form UCC-1, shall have been duly recorded, published, registered and filed in such manner and in such places as are required by law to establish, perfect and preserve and protect the security interests of the Trustee in the rights and Property covered by the Pledge Agreement and the Security Agreement; and all taxes, fees, and other charges in connection with the execution, delivery, recording, publishing, registration and filing of such instruments and the offer, issue and delivery of the Notes and the Warrants (and the Warrant Certificates evidencing the Warrants) and the making by the Lenders of the Revolving Credit Loans shall have been paid in full.

4.16. PLACEMENT FEE.

            The Company shall have paid to you and each Other Lender your and such Other Lender's pro rata share (based on your respective Commitment Percentages) of the aggregate placement fee in the amount of $290,625 payable on the Closing Date.

4.17. NOTICE OF BORROWING.

            On or prior to the second Business Day prior to the Closing Date, the Company shall have delivered to each Lender a borrowing notice in the form of EXHIBIT I specifying the aggregate amount of and the respective Series of Revolving Credit Loans to be made on the Closing Date and the portion of each such Series of Revolving Credit Loans to be made by such Lender.

4.18. EXISTING SENIOR NOTE INDENTURE; EXISTING CONVERTIBLE NOTE INDENTURE.

            You and your special counsel shall each have received a complete and correct copy of the Existing Senior Note Indenture and the Existing Convertible
Note Indenture and all respective amendments thereto.

4.19. TECHNOCOM ORGANIZATIONAL DOCUMENTS, ETC.

            You and your special counsel shall each have received complete and correct copies of:

            (i) the Memorandum of Association and Articles of Association and other constitutive documents of Technocom, together with a certified copy of a written resolution of the shareholders of Technocom amending Articles 11 and 32 of such Articles of Association and approving the transfer of the Pledged Shares pursuant to the Share Mortgage and further transfers thereof by the Collateral Agent upon a foreclosure under the Share Mortgage;

            (ii) all agreements with respect to the Technocom Capital Stock, including the Technocom Shareholder Agreement and the Technocom Put Agreements and all respective amendments thereto; and

            (iii) a waiver executed by each of the Selling Shareholders waiving any and all preemptive rights, rights of first refusal, requirements of consent and other similar rights that such Selling Shareholder may have with respect to the transfer of the Pledged Shares from the Company to the Collateral Agent pursuant to the Share Mortgage and any further transfer by the Collateral Agent upon a foreclosure under the Share Mortgage.

All of the documents and agreements delivered pursuant to this SECTION 4.18 shall be satisfactory to you in substance.

4.20. ISSUANCE OF OTHER NOTES AND WARRANTS.

            Contemporaneously with the Closing, the Company shall issue and deliver to the Other Lenders the Notes and the Initial Warrants to be issued and delivered to them as specified in SCHEDULE I and each Other Lender shall have made a Series A Revolving Credit Loan and a Series B Revolving Credit Loan to the Company in the amount of such

Other Lender's Commitment Percentage of Series A Revolving Credit Loans and Series B Revolving Credit Loans being made to the Company on the Closing Date.

4.21. PAYMENT OF SPECIAL COUNSEL FEES.

            Without limiting the provisions of SECTION 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in SECTION 4.5 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.22. PRIVATE PLACEMENT NUMBER.

            A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes and the Warrants.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to you that:

5.1.  ORGANIZATION; POWER AND AUTHORITY.

            The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the Property it purports to own or hold under lease, to transact the business it transacts and currently proposes to transact, to execute and deliver this Agreement, the Warrant Agreement, the Registration Agreement, the Security Documents, the Notes and the Warrants and to perform the provisions hereof and thereof.

5.2.  AUTHORIZATION, ETC.

            This Agreement, the Warrant Agreement, the Registration Agreement, the Security Documents, the Notes and the Warrants have been duly authorized by all necessary corporate action on the part of the Company, and assuming due authorization, execution, delivery and performance by each other party thereto, each of this Agreement, the Warrant Agreement, the Registration Agreement and each Security Document constitutes, and upon execution and delivery thereof each Note and each Warrant will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

5.3.  DISCLOSURE.

            The Company has delivered to you and each Other Lender the financial information and other materials described on SCHEDULE III. The materials described in item 12 on SCHEDULE III fairly describe, in all material respects, the general nature of the business and principal Property of the Company and its Subsidiaries. This Agreement, the documents listed on SCHEDULE III and the certificates delivered to you by or on behalf of the Company pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, it being understood that, for purposes of this SECTION 5.3, any statement contained in such documents shall be deemed modified or superseded to the extent that a later statement contained in any such documents modifies or replaces such statement, whether or not such later statement so states. Since the date of most recent audited financial statements of the Company referred to in SCHEDULE III, there has been no change in the financial condition, operations, business, Property or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Other than matters generally affecting the economy, there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the documents listed on SCHEDULE III or the certificates delivered to you by or on behalf of the Company pursuant to this Agreement.

5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

            (a) SCHEDULE II contains complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

            (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in SCHEDULE II as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien, except as specified in SCHEDULE II.

            (c) Each Subsidiary identified in SCHEDULE II is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Property it purports to own or hold under lease and to transact the business it transacts and currently proposes to transact.

            (d) Except as set forth in the "Risk Factors" section of the Company's 10-K for the period ended December 31, 1996, no Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

5.5.  CAPITAL STOCK.

            At the time of the Closing and after giving effect to the transactions contemplated by this Agreement and the Warrant Agreement, the authorized Capital Stock of the Company will consist of : (a) 100,000,000 shares of Common Stock, of which 32,008,050 shares will be issued and outstanding 2,775,334 shares will be reserved by the Company for issuance upon the exercise of options or warrants outstanding on the date hereof or option or similar rights granted subsequent to the date hereof pursuant to the Company's Equity Compensation Plan in effect on the date hereof, 423,000 shares will be reserved by the Company for issuance by the Company upon exercise of the Initial Warrants, 182,000 shares will be reserved by the Company for issuance by the Company upon exercise of the Additional Warrants, 1,000,000 shares will be reserved by the Company for issuance by the Company upon exercise of the Default Warrants, 4,682,000 shares will be reserved by the Company for issuance by the Company upon exercise of the Existing Warrants, and 3,840,580 shares will be reserved by the Company for issuance upon conversion of the Existing Convertible Notes; and (b) 100,000,000 shares of Preferred Stock, par value $.01 per share, of which 446,884 shares will be issued and outstanding. All such authorized Capital Stock has been duly and validly authorized, and all such outstanding shares are, and all such shares to be issued will be, duly and validly issued and outstanding, and are, or upon issuance will be, fully paid and non-assessable. Neither the Company nor any of its Subsidiaries (x) has outstanding any stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights (preemptive or otherwise) or warrants to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock, other than, with respect to the Company, the Existing Warrants, the Existing Convertible Notes and options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date hereof pursuant to the Company's stock option plans in effect as the date hereof, or
(y) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any shares of its Capital Stock or any convertible securities, rights or warrants, or options of the type described in the foregoing subclause (x), other than, with respect to Technocom, the Technocom Put Agreements. The Company is not a party to, and after due inquiry, has no knowledge of, any agreement restricting the transfer of any shares of its Capital Stock.

5.6.  SHARE PURCHASE AGREEMENTS.

            The Company has furnished you and your special counsel with complete and correct copies of the Share Purchase Agreements (including the Exhibits and Schedules thereto). The Company has the requisite legal right, power and authority to enter into the Share Purchase Agreements and to carry out the transactions contemplated thereby. The Company has, by all necessary corporate action (all action of shareholders, if any, being required therefor having been duly taken), duly authorized the execution and delivery of the Share Purchase Agreements and the performance of its obligations thereunder. The Company shall have, on or prior to the Closing Date, duly performed and complied with all material agreements and conditions contained in the Share Purchase Agreements which are required to be performed and complied with by it thereunder other than payment of the purchase price for the Technocom Shares. Each Share Purchase Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Share Purchase Agreement is in full force and effect without any known default existing thereunder, and neither Share Purchase Agreement has been amended or modified, and no material term or provision thereof has been waived, except in accordance with the terms thereof. To the best knowledge of Holdings and the Company, each of the Selling Shareholders has duly performed and complied with all material agreements and conditions contained in the Share Purchase Agreement to which it is a party required to be performed or complied with by it thereunder on or prior to the date hereof.

5.7.  CONSUMMATION OF ACQUISITION.

            Concurrently with the Closing on the Closing Date, the Acquisition will be duly consummated in accordance with the terms of the Share Purchase Agreements and in compliance in all material respects with all applicable laws, ordinances, rules and regulations of any Governmental Authority, and the Company will become the owner, beneficially and of record, of the Technocom Shares, free and clear of any Lien other than, with respect to the Pledged Shares, the Lien of the Pledge Agreement and the Share Mortgage, and with respect to the other Technocom Shares, the Lien of the Existing Senior Note Indenture and the Existing Senior Note Collateral Documents.

5.8.  FINANCIAL STATEMENTS.

            The Company has delivered to each Lender copies of the financial statements of the Company and its Subsidiaries as items nos. 1 through 7 listed on SCHEDULE

III. All of said financial statements (including in each case the related schedules and notes) are true, complete and correct in all material respects and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with Canadian GAAP or GAAP, as applicable, consistently applied throughout the periods involved except as set forth in the notes thereto (except for, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes).

5.9.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

            The execution, delivery and performance by the Company of the Share Purchase Agreements, this Agreement, the Warrant Agreement, the Registration Agreement, the Security Documents, the Notes and the Warrants will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Liens in favor of the Trustee pursuant to the Pledge Agreement and the Security Agreement) in respect of any Property of the Company or any Subsidiary under the corporate charter or bylaws of the Company or any Subsidiary or any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective Property is bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.10. GOVERNMENTAL AUTHORIZATIONS, ETC.

            No Approval by, from or with any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the Share Purchase Agreement, this Agreement, the Warrant Agreement, the Registration Agreement, the Security Documents, the Notes or the Warrants, other than filings required in connection with the establishment and perfection of the security interests intended to be created pursuant to the Security Documents.

5.11. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

            (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.12. TAXES.

            The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Property, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

5.13. TITLE TO PROPERTY; LEASES.

            The Company and its Subsidiaries have good and sufficient title to their respective Property that individually or in the aggregate are Material, including all such Property reflected in the most recent audited balance sheet referred to in SECTION 5.8 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by
SECTION 9.12 of this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.14. LICENSES, PERMITS, ETC.

            (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

            (b) To the best knowledge of the Company, no product of the Company or its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

            (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.15. COMPLIANCE WITH ERISA.

            (a) Except to the extent that any such event or events, considered individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

            (i) No Termination Event has occurred, and no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, has occurred with respect to any Plan. The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plan, which assumptions are reasonable) did not, as of the most recent valuation date, which for any such Plan was not earlier than twelve months prior to the date as of which this representation is made, exceed the then current value of the assets of such Plan allocable to such benefits.

            (ii) No Company Group Member has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. No Company Group Member has received any notification that any Multiemployer Plan is in reorganization (as defined in Section 4241 of ERISA), is insolvent (as defined in Section 4245 of ERISA) or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or insolvent or to be terminated.

            (iii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred which has subjected or could subject any Company Group Member to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability. No Company Group Member has incurred, or is reasonably expected to incur, any liability to the PBGC (other than for insurance premiums, which have been paid when due).

            (iv) No Company Group Member has failed to make full payment on or before the due date thereof of any amount which such Company Group Member is or was required under the terms of any Plan to have paid as contributions to such Plan as of the date hereof.

            (v) No Lien imposed under the Code or ERISA on the assets of any Company Group Member exists or is reasonably likely to arise on account of any Plan.

            (vi) No welfare plan (as defined in Section 3(1) of ERISA and subject thereto) maintained by any Company Group Member provides medical or death benefits with respect to current or former employees beyond their termination of employment (other than coverage mandated by law). No such plan to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered other than in compliance with such sections.

            (b) Neither the execution and delivery of this Agreement nor the issuance of the Notes as herein contemplated will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2.

            (c) Each pension plan maintained by the Company or any Subsidiary which is not subject to ERISA complies in all material respects with all statutes and governmental rules and regulations applicable to it, and the Company and each Subsidiary has satisfied their respective funding obligations as required by applicable law for all such plans, except to the extent any non-compliance therewith or non satisfaction thereof could not, considered individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.16. PRIVATE OFFERING BY THE COMPANY.

            Neither the Company nor anyone acting on its behalf has offered the Notes or the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Lenders and not more than 10 other Institutional Investors, each of which has been offered the Notes and the Warrants at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or delivery of the Notes or the Warrants to the registration requirements of Section 5 of the Securities Act.

5.17. USE OF PROCEEDS; MARGIN REGULATIONS.

            The Company will apply the proceeds of the Series A Revolving Credit Loans made on the Closing Date to the purchase of 28 of the ordinary shares of Technocom and will apply the proceeds of the Series B Revolving Credit Loans made on the Closing Date for its general corporate purposes, provided that in no event shall the Company apply all or any portion of the proceeds of the Series B Revolving Credit Loans to the purchase of the Technocom Shares. No part of the proceeds from the Revolving Credit Loans made hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR
207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.18. EXISTING INDEBTEDNESS; FUTURE LIENS.

            (a) SCHEDULE IV sets forth a complete and correct list of all outstanding indebtedness for money borrowed and guarantees of the Company and its Subsidiaries as of the date hereof and as of the Closing Date, identifying the obligor and setting forth the amount, interest rate, maturity date and a brief description of any security therefor. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect in the payment of any principal or interest on any such indebtedness for money borrowed or guarantee, and except where the existence of such event or condition could not reasonably be expected to have a Material Adverse Effect, no event or condition exists with respect to any such indebtedness for money borrowed or guarantees that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness for money borrowed or guarantees to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 9.12.

5.19. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

            Neither the issuance of the Notes by the Company hereunder nor its use of the proceeds of the Revolving Credit Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.20. STATUS UNDER CERTAIN STATUTES.

            Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.21. EXISTING SENIOR NOTE INDENTURE AND EXISTING CONVERTIBLE NOTE INDENTURE.

            The Company has delivered to you and your special counsel true and correct copies of the Existing Senior Note Indenture and the Existing Convertible Note Indenture and all amendments to each thereof, respectively. There exist no events of default and no material defaults under the Existing Senior Note Indenture or the Existing Convertible Note Indenture nor any basis under the Existing Senior Note Indenture or the Existing Convertible Note Indenture for the exercise by any holders of the Existing Senior Notes or the Existing Convertible Notes of any rights of acceleration, cancellation or rescission.

5.22. TECHNOCOM ORGANIZATIONAL DOCUMENTS, ETC.

            The Company has delivered to you and your special counsel true and correct copies of (i) the Memorandum of Association and Articles of Association and other constitutive documents of Technocom and (ii) all agreements with respect to the Technocom Capital Stock, including the Technocom Shareholder Agreement and all amendments thereto and the Technocom Put Agreements and all amendments thereto. The pledge of the Pledged Shares pursuant to the Pledge Agreement and the pledge and transfer of the Pledged Share pursuant to the Share Mortgage and the Share Transfer Form, and any transfer by the Trustee or the Collateral Agent of the Pledged Shares in connection with the exercise of remedies under the Pledge Agreement or the Share Mortgage, will not contravene, result in any breach of, or constitute a default under, the Memorandum of Association and Articles of Association or other constitutive documents of Technocom or any other agreement to which Technocom is a party or by which Technocom or any of its Capital Stock may be bound.

5.23. CHIEF EXECUTIVE OFFICE.

            The Company's chief executive office on the date hereof is located at the address set forth at the beginning of this Agreement.

6.    REPRESENTATIONS OF THE LENDER.

6.1.  PURCHASE FOR INVESTMENT.

            You represent that you are acquiring the Notes and the Warrants being acquired by you for your own account or for one or more separate accounts maintained by you or for the account of any of your affiliates or of one or more pension or trust funds for investment and not with a view to the distribution thereof, provided that the disposition of your or their Property shall at all times be within your or their control. You understand that the Notes and the Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and such state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and will not register the Notes or the Warrants or, except as contemplated by the Registration Agreement, the Warrant Shares.

6.2.  SOURCE OF FUNDS.

            (a) You represent to the Company that (i) the funds to be used by you to make the Revolving Credit Loans to be made by you on the Closing Date constitute assets of your insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) and (ii) no employee benefit plan or employee benefit plans maintained by a single employer (including an "affiliate" thereof, as defined in Section V(a) of PTCE 95-60) or employee organization hold an interest or interests either as contractholders or as the beneficial owners of contracts in such general account, the reserves and liabilities for which exceed 10% of the sum of all reserves and liabilities of such general account plus the surplus of such Lender, such reserves and liabilities and such surplus in each case being calculated in accordance with the applicable provisions of PTCE 95-60.

            (b) As used in this Section, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA.

7.    INFORMATION AS TO COMPANY.

7.1.  FINANCIAL AND BUSINESS INFORMATION.

            The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of operations, shareholders' equity and changes in financial position of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, except for the absence of footnotes and changes resulting from year-end adjustments, provided that delivery within the time period specified above of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this SECTION 7.1(a);

            (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of

                  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

                  (ii) consolidated statements of operations, shareholders' equity and changes in financial position of the Company and its Subsidiaries for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, and accompanied

                  (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that in making the examination necessary for certification of such financial statements pursuant to the preceding subclause (A) nothing has come to their attention which would lead them to believe that the Company or any of its Restricted Subsidiaries has violated any provisions of SECTIONS 9.3, 9.7, 9.8, 9.9, 9.10 OR 9.15, 10.1 OR 10.2 of this
            Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation, and it being further understood that such statement may not be provided to the extent contrary to the then current recommendations of the accountants' governing body;

      provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Commission, together with the accountant's certificate described in subclause (B) above, shall be deemed to satisfy the requirements of this SECTION 7.1(b);

            (c) Audit Reports, etc. -- promptly (and in any event within five Business Days) after receipt thereof, copies of all management letters and reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with any annual, interim or special audit of the Company or any Subsidiary made by such accountants;

            (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

            (e) Notice of Default or Event of Default -- immediately (and in any event within 2 Business Days) after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
      SECTION 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any Company Group Member proposes to take with respect thereto:

                  (i)   the occurrence of any Termination Event; or

                  (ii) receipt with respect to any Multiemployer Plan of notice as prescribed in ERISA of any withdrawal liability assessed against any Company Group Member or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); or

                  (iii) the occurrence of a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption is not available or a breach of fiduciary responsibility in connection with which any Company Group Member could reasonably be subject to any material liability under Section 406, 409, 502(i) or 502(l) of ERISA or
            Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability; or

                  (iv) a material adverse change in the funding status of any Plan;

            (g) Notices with respect to Existing Senior Note Indenture and Existing Convertible Note Indenture -- promptly upon the delivery thereof to the holders of the Existing Senior Notes and the Existing Convertible Notes, respectively, copies of all notices delivered by the Company to such holders; and promptly upon the execution and delivery thereof, true, complete and correct copies of all amendments and modifications to and waivers under the Existing Senior Note Indenture and the Existing Convertible Note Indenture, respectively;

            (h) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal, state or foreign Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Property of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.  OFFICER'S CERTIFICATE.

            Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer containing a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.  INSPECTION.

            The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Wholly-Owned Restricted Subsidiaries and, subject to the terms of any agreements with other shareholders thereof, its other Restricted Subsidiaries, with the Company's officers, and its independent public accountants, and to visit the other offices and Property of the Company and each Restricted Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or Property of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

8.    SERIES A AND SERIES B REVOLVING CREDIT FACILITIES.

8.1.  REVOLVING CREDIT COMMITMENTS AND MAKING OF REVOLVING CREDIT LOANS.

            (a) Subject to the terms and conditions hereof, you and the Other Lenders hereby establish for the benefit of the Company a revolving credit facility pursuant to which, during the Series A Availability Period, the Company may borrow (and repay and reborrow) an aggregate principal amount at any one time outstanding not in excess of the Total Series A Commitment as in effect from time to time. At any time and from time to time during the Series A Availability Period, subject to the terms, provisions and limitations hereof, the Company may borrow (and repay and reborrow) from each holder of Series A Notes an aggregate principal amount at any one time outstanding not in excess of such holder's Commitment Percentage of the Total Series A Commitment (each such holder's obligation to lend such amount being hereinafter referred to as such holder's "SERIES A COMMITMENT" and such obligations of all such holders being hereinafter collectively referred to as the "SERIES A COMMITMENTS"). All amounts outstanding under the revolving credit facility established under this
      SECTION 8.1(a) shall become due and payable, and the Series A Commitment of each holder of Series A Notes shall automatically and permanently terminate, on the Series A Maturity Date. The obligations of each holder of Series A Notes under this SECTION 8.1(a) are joint, and not several. Each such borrowing by the Company under this SECTION 8.1(a) (each, a "SERIES A REVOLVING CREDIT LOAN" and collectively the "SERIES A REVOLVING CREDIT LOANS") shall be made pro rata from the holders of the Series A Notes in accordance with their respective Commitment Percentages of the Total Series A Commitment. The Series A Revolving Credit Loans made by each Lender shall be evidenced by a Series A Note, duly executed by the Company, dated the Closing Date, and registered in the name of such Lender or its nominee in a principal amount equal to such Lender's Series A Commitment, and shall bear interest in accordance with the terms applicable to such Series A Note as set forth therein and in clause (a) of
      SECTION 1.1.

            (b) Subject to the terms and conditions hereof, you and the Other Lenders hereby establish for the benefit of the Company a revolving credit facility pursuant to which, during the Series B Availability Period, the Company may borrow (and repay and reborrow) an aggregate principal amount at any one time outstanding not in excess of the Total Series B Commitment as in effect from time to time. At any time and from time to time during the Series B Availability Period, subject to the terms, provisions and limitations hereof, the Company may borrow (and repay and reborrow) from each holder of Series B Notes an aggregate principal amount at any one time outstanding not in excess of such holder's Commitment Percentage of the Total Series B Commitment (each such holder's obligation to lend such amount being hereinafter referred to as such holder's "SERIES B COMMITMENT" and such obligations of all such holders being hereinafter collectively referred to as the "SERIES B COMMITMENTS"). All amounts outstanding under the revolving credit facility established under this SECTION 8.1(b) shall become due and payable, and the Series B Commitment of each holder of Series B Notes shall automatically and permanently terminate, on the Series B Maturity Date. The obligations of each holder of Series B Notes under this
SECTION 8.1(b) are joint, and not several. Each such borrowing by the Company under this SECTION 8.1(b) (each, a "SERIES B REVOLVING CREDIT LOAN" and collectively the "SERIES B REVOLVING CREDIT LOANS") shall be made pro rata from the holders of the Series B Notes in accordance with their respective Commitment Percentages of the Total Series B Commitment. The Series B Revolving Credit Loans made by each Lender shall be evidenced by a Series B Note, duly executed by the Company, dated the Closing Date, and registered in the name of such Lender or its nominee in a principal amount equal to such Lender's Series B Commitment, and shall bear interest in accordance with the terms applicable to such Series B Note as set forth therein and in clause (b) of SECTION 1.1.

            (c) Each Series of Revolving Credit Loans shall be made in such amount (in an integral amount of $100,000 and a minimum of $300,000 or such lesser amount as may be equal to the remaining amount available under the Total Series A Commitment or the Total Series B Commitment, as applicable) and on such date as the Company shall specify in a notice substantially in the form of the Officer's Certificate set forth in EXHIBIT I delivered to each holder of Notes in accordance with the provisions of SECTION 19 not less than two (2) nor more than ten (10) Business Days prior to the date so specified; provided however that, notwithstanding any provision of this Agreement to the contrary, you shall be under no obligation to make any Revolving Credit Loan of either Series on any day:

      (i) to the extent that after giving effect to such Revolving Credit Loan of such Series and the other Revolving Credit Loans of such Series requested concurrently therewith, outstanding Revolving Credit Loans of such Series shall exceed the Total Commitment of such Series on such day;

      (ii) if, at the time thereof or after giving effect to such Revolving Credit Loan and the other Revolving Credit Loans requested concurrently therewith, there shall exist a Default or Event of Default or there shall have occurred any event or circumstance having a Material Adverse Effect; or

      (iii) if in the calendar month in which such Revolving Credit Loan is to be made, you shall have previously made two Revolving Credit Loans.

Each such notice shall be irrevocable and binding on the Company.

            (d) The Revolving Credit Loans shall be made by transfer of immediately available funds to the Company's account specified in SECTION 3.

8.2.    OPTIONAL REPAYMENTS.

            At any time or from time to time after the Closing Date, the Company may, at its option, upon notice as set forth in SECTION 8.5, repay without premium all or any part (in any integral multiple of $100,000 and a minimum of $300,000 or such lesser amount as shall then be outstanding) of the Revolving Credit Loans then outstanding, provided that, until the Series B Revolving Credit Loans have been paid in full (and the Series B Commitments of all holders of Series B Notes have been terminated), all optional repayments of Revolving Credit Loans shall be applied, first, to the repayment of outstanding Series B Revolving Credit Loans, and second, after all Series B Revolving Credit Loans have been paid in full, to the repayment of outstanding Series A Revolving Credit Loans.

8.3.  OPTIONAL AND MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS.

            (a) The Series A Commitments shall automatically terminate on the last day of the Series A Availability Period. The Series B Commitments shall automatically terminate on the last day of the Series B Availability Period.

            (b) On July 31, 1998 and on the last day of each month thereafter, the Commitments shall be permanently reduced by $1,000,000, provided that until the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans shall have been paid in full), any such mandatory reduction of Commitments shall be allocated, first, to the reduction of Series B Commitments, and second, after the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans have been paid in full), to the reduction of Series A Commitments.

            (c) Subject to the final sentence of this SECTION 8.3(c), upon at least three Business Days' prior notice (which shall be irrevocable) to the holders of the Notes, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of either Series of Revolving Credit Loans ratably among the holders of the Notes of such Series. Each such partial reduction of the Commitments of either Series of Revolving Credit Loans shall be in integral multiples of $100,000 and a minimum of $300,000 or such lesser amount as shall then be outstanding. Until the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans shall have been paid in full), any optional reduction of Commitments made pursuant to this SECTION 8.3(c) shall be allocated, first, to the reduction of Series B Commitments, and second, after the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans have been paid in full), to the reduction of Series A Commitments.

            (d) The Company shall, within 15 days after the consummation of an Asset Sale the subject of which is assets which do not constitute Existing Senior Notes Collateral, Telecommunication Assets subject to a Telecommunication Asset Lease or Existing Convertible Note Collateral, give notice of such Asset Sale to the holders of the Notes, identifying the Net Cash Proceeds from such Asset Sale. On the thirtieth (30th) day following the consummation of such Asset Sale, the Commitments shall be permanently reduced in an amount equal to the Net Cash Proceeds from such Asset Sale, such reduction of Commitments to be allocated, first, to the reduction of Series B Commitments, and second, after the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans have been paid in full), to the reduction of Series A Commitments. If the amount of such required reduction in the Commitments of either Series exceeds the unused portion of such Commitments at such time, such excess shall be paid by the Company in repayment of Revolving Credit Loans of such Series in accordance with
SECTION 8.4.

            (e) In the event that the Company shall not have received, on or prior to May 31, 1998, net cash proceeds aggregating at least $20,000,000 from an Equity

Issuance, then on the fifteenth day after the end of each month, commencing with the month ending July 31, 1998, (i) the Company shall deliver to the holders of the Notes an Officers' Certificate setting forth (x) a statement of the amount of cash on hand of the Company as of the end of such month, after deducting therefrom the Required Reserves (as defined below) applicable to such month (the "AVAILABLE CASH") together with (y) a reasonably detailed calculation of the amount of such Available Cash that either has been applied by the Company since the end of such month or which the Company reasonably anticipates will be required to be applied by it during the remaining portion of the then-current month to the payment of operating expenses, taxes (or required reserves therefor) or interest or required principal payments in respect of the Indebtedness for borrowed money of the Company, provided such Indebtedness for borrowed money constitutes the Existing Indebtness (the aggregate amount so applied or required to be applied during the then-current month being referred to herein as the "REQUIRED DEDUCTIONS"), and (ii) the Commitments shall be permanently reduced in an amount equal to the excess of the Available Cash set forth in such Officers' Certificate over the Required Deductions set forth in such Officers' Certificate, such reduction of Commitments to be allocated, first, to the reduction of Series B Commitments, and second, after the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans have been paid in full), to the reduction of Series A Commitments. If the amount of such required reduction in the Commitments of either Series exceeds the unused portion of such Commitments at such time, such excess shall be paid by the Company in repayment of Revolving Credit Loans of such Series in accordance with SECTION 8.4. The "REQUIRED RESERVES" applicable to any month shall mean (i) with respect to the month ending July 31, 1998, $11,000,000, and (ii) with respect to each month thereafter, the Required Reserves for the immediately preceding month minus $1,000,000.

            (f) The Company shall give the holders of the Notes at least 3 Business Days' prior written notice of the receipt by the Company of net cash proceeds from an Equity Issuance. On the date of receipt by the Company of net cash proceeds from an Equity Issuance, the Commitments shall be permanently reduced by an amount equal to the amount of such net cash proceeds. If the amount of such required reduction in the Commitments of either Series exceeds the unused portion of such Commitments at such time, such excess shall be paid by the Company in repayment of Revolving Credit Loans of such Series in accordance with SECTION 8.4, such reduction of Commitments to be allocated, first, to the reduction of Series B Commitments, and second, after the Series B Commitments of all holders of Series B Notes shall have been reduced to zero and terminated (and all Series B Revolving Credit Loans have been paid in full), to the reduction of Series A Commitments. If the amount of such required reduction in the Commitments of either Series exceeds the unused portion of such Commitments at such time, such excess shall be paid by the Company in prepayment of the Revolving Credit Loans of such Series in accordance with SECTION 8.4.

            (g) In the event that any holder of Notes shall have delivered a Commitment Termination Election Notice to the Company in accordance with SECTION 9.8, then, on the Commitment Termination Date, such holder's Commitments shall be permanently reduced to zero and terminated, and such holder's Revolving Credit Loans shall be paid in full as provided in SECTION 9.8 and in accordance with SECTION 8.4.

            (h) In connection with any reduction or termination of any Commitments of either Series pursuant to this SECTION 8.3, the Total Commitment shall be reduced or terminated to the same extent and the Company shall pay to each holder of Notes the Commitment Fees, if any, on the amount of the Total Commitment so reduced or terminated which are accrued and unpaid to the date of such reduction or termination, such payment to be made in accordance with the provisions of SECTION 8.9.

8.4.  MANDATORY REPAYMENTS.

            On the date of any termination or reduction of the Commitments of either Series pursuant to SECTION 8.3, the Company shall repay so much of the outstanding Revolving Credit Loans of such Series as shall be necessary in order to cause the aggregate principal amount of outstanding Revolving Credit Loans of such Series not to exceed the Commitments of such Series after giving effect to such termination or reduction.

8.5.  NOTICE OF REPAYMENTS OR TERMINATION.

            The Company will give each holder of Notes written notice of each repayment under SECTION 8.2 and each optional termination or reduction of Commitments under SECTION 8.3(c) not less than 3 Business Days nor more than 10 Business Days prior to the date fixed for such repayment or reduction or termination. Each such notice shall specify (a) the date fixed for repayment or reduction or termination, as applicable, and (b) in the case of any repayment,
(i) the aggregate principal amount of the Revolving Credit Loans being repaid on such date and the principal amount of Revolving Credit Loans made by such holder to be so repaid, (ii) the aggregate amount of the accrued interest to be paid on the repayment date with respect to such principal amount being repaid and (iii) the amount of such accrued interest to be paid to such holder in connection therewith.

8.6.  ALLOCATION OF REDUCTIONS IN COMMITMENTS AND REPAYMENTS AND REPAYMENTS.

            In the case of each reduction in the Commitments of either Series (other than pursuant to SECTION 8.3(g)) and the repayment of Revolving Credit Loans of either Series, the principal amount of such reduction or repayment shall be allocated among all the Notes of such Series at the time outstanding based on the Commitment Percentage of each holder of Notes of such Series. No reduction of Commitments or repayment of Revolving Credit Loans shall affect the mandatory Commitment reductions required pursuant to SECTION 8.3(b), provided, however that the Company may allocate any reduction of Commitments

(and repayment of Revolving Credit Loans) pursuant to SECTION 8.3(c), (f) OR (g) toward the Commitment reduction required by SECTION 8.3(b).

8.7.  MATURITY; SURRENDER, ETC.

            In the case of each repayment of Revolving Credit Loans pursuant to this SECTION 8, the principal amount to be repaid shall mature and become due and payable on the date fixed for such repayment, together with interest on such principal amount accrued to such date and Additional Amounts, if any, payable with respect thereto. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. If the Revolving Credit Loans of either Series made by any holder of Notes shall have been repaid in full and the Commitment of such holder to make Revolving Credit Loans of such Series shall have terminated, the Note evidencing such Revolving Credit Loans shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any principal amount of such Note or of any Note evidencing Revolving Credit Loans which shall have been subject to permanent reduction.

8.8.  PURCHASE OF NOTES.

            The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or repayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, repayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.9.  COMMITMENT FEES.

            The Company agrees to pay each Lender, on the last day of each month commencing with November 30, 1997, a commitment fee on the average daily unused amount of such Lender's Commitment Percentage of the Total Commitment, during the month ending on (and including) such date, equal to 4.00% per annum. The "unused amount" of a Lender's Commitment Percentage of the Total Commitment on any date means the amount of such Lender's Commitment Percentage of the Total Commitment on such date, minus the sum of the aggregate principal amount of such Lender's outstanding Revolving Credit Loans on such date.

8.10. BOOKS AND RECORDS.

            The holders of the Notes are hereby irrevocably authorized by the Company to maintain records evidencing the dates and the amounts of the Revolving Credit Loans and of each payment and repayment made by the Company with respect thereto (whether in respect of the principal thereof and/or the interest or fees accrued thereon) and the applicable rate or rates and amounts of interest accrued thereon and of all other related transactions. In the absence of manifest error, such records shall constitute final, binding and conclusive evidence of the same. No failure on the part of any holder of the Notes to maintain any such records shall in any way affect any Revolving Credit Loan made by such holder or the rights or obligations of such holder or of the Company with respect thereto. Each holder of the Notes shall, upon request (but not more frequently than once during any calendar month), furnish to the Company a statement of the amounts and dates of each Revolving Credit Loan made by such holder, the amount of and date on which each payment and repayment was made in respect thereof and the amount (and the applicable rate or rates) of interest accrued thereon. In the absence of manifest error, such statement shall be deemed final, binding and conclusive upon the Company of its contents unless the Company shall notify such holder in writing of its objection to any portion of such statement within 45 days of the date on which such statement was furnished to the Company.

8.11. ILLEGALITY.

            Notwithstanding any other provision of this Agreement, if because of the adoption of or any change in any law or regulation of any jurisdiction to which you are subject, you shall no longer be permitted to make Revolving Credit Loans hereunder or the making of such Revolving Credit Loans shall subject you to any tax, penalty or liability to which you were not subject on the Closing Date, your obligation to make Revolving Credit Loans hereunder shall, upon notice to the Company, be suspended until such time as the circumstances causing such suspension no longer exist.

9.    COVENANTS.

            The Company covenants that, so long as any of the Notes are outstanding or your commitment to make Revolving Credit Loans shall not have terminated:

9.1.  COMPLIANCE WITH LAW.

            The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Property or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.  BOOKS AND RECORDS.

            The Company will keep proper books of record and account in which entries that are true and correct in all material respects will be made of all its material business dealings and transactions in accordance with GAAP applied on a consistent basis, and maintain a system of accounting established and administered in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all proper reserves, accruals and provisions which, in accordance with GAAP, should be set aside from such earnings in connection with its business.

9.3.  PAYMENT OF NOTES.

            The Company shall promptly pay the principal of, interest (including Additional Amounts, if any) on, Commitment Fees and any other amounts in respect of, the Notes on the dates and in the manner provided in the Notes and in this Agreement.

9.4.  MAINTENANCE OF OFFICE.

            The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company shall give prompt written notice to the holders of the Notes and the Trustee of the location, and any change in the location, of such office or agency. Such office shall first be maintained at the address set forth at the head of this Agreement.

9.5.  CORPORATE EXISTENCE.

            Subject to the provisions of SECTION 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided that the Company and any such Restricted Subsidiary other than Technocom, a Leasing Company or NWE Cyprus shall not be required to preserve the corporate existence of any such Restricted Subsidiary other than Technocom, a Leasing Company or NWE Cyprus or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

9.6.  MAINTENANCE OF PROPERTY.

            The Company shall cause all Property used in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the

Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this SECTION 9.6 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not disadvantageous in any material respect to the holders of the Notes.

9.7.  PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or Property of the Company or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Restricted Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

9.8. COMMITMENT TERMINATION AND REPAYMENT AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, each holder of Notes shall have the right to terminate its Commitments and require the Company to prepay all outstanding Revolving Credit Loans made by such holder in full, pursuant to an irrevocable and unconditional offer made by the Company described in SECTION 9.8(b) hereof (the "COMMITMENT TERMINATION OFFER"), any such repayment to be made in cash at a repayment amount (the "COMMITMENT TERMINATION REPAYMENT AMOUNT") equal to 100% of the aggregate principal amount outstanding of such Revolving Credit Loans on the Commitment Termination Date plus accrued and unpaid interest, if any, and Additional Amounts, if any, and accrued and unpaid Commitment Fees owing to such holder, if any, to the Commitment Termination Date.

            (b) Within 30 calendar days of the date of any Change of Control, the Company shall send to each holder of Notes by first class mail, postage prepaid, a notice prepared by the Company:

            (i) stating that a Change of Control has occurred and a Commitment Termination Offer is being made pursuant to this SECTION 9.8, and that, with respect to each holder of Notes from whom the Company receives a Commitment Termination Election Notice delivered pursuant to, and as such term is defined in, SECTION 9.8(c) below, the Commitments of such holder will be terminated, and the outstanding Revolving Credit Loans made by such holder will be prepaid, on the Commitment Termination Date; and

            (ii) setting forth the Commitment Termination Repayment Amount, and the date on which the Commitments are to be terminated (and outstanding Revolving Credit Loans are to be prepaid) pursuant to the Commitment Termination Offer (the "COMMITMENT TERMINATION DATE"), which date shall be a date occurring no earlier than 30 calendar days nor later than 40 calendar days subsequent to the date such notice is mailed.

            (c) Within 20 calendar days following the receipt by any holder of Notes of a Commitment Termination Offer, each such holder shall have the right at its option, exercisable by the giving of notice to the Company (a "COMMITMENT TERMINATION ELECTION NOTICE"), to elect to accept the Commitment Termination Offer. On the Commitment Termination Date, the Commitments of each holder of Notes from which the Company has received a Commitment Termination Election Notice will be automatically terminated, and the Company will prepay all outstanding Revolving Credit Loans made by such holder, such repayment to be made at the Commitment Termination Repayment Amount.

9.9.  LIMITATION ON ASSET SALES.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly to, consummate any Asset Sale, unless:

            (i) no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

            (ii) the Company or such Restricted Subsidiary, as the case may be, receives net consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the holders of the Notes) of the Property or assets sold or otherwise disposed of;

            (iii) at least 75 percent of the consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary, as the case may be, for such Property or assets consists of Cash Proceeds; and

            (iv) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in
      SECTION 9.9(b) hereof.

            To the extent that the assets which are the subject of any Asset Sale constitute Existing Senior Note Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Existing Senior Note

Trustee or a collateral agent for the benefit of the Existing Senior Note Trustee and the equal and ratable benefit of the holders of the Existing Senior Notes and for the benefit of the Existing Convertible Note Trustee and the equal and ratable benefit of the holders of the Existing Convertible Notes, which Lien shall have the same priority as the Lien on the Existing Senior Note Collateral which was the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale shall be deposited in the Company Existing Senior Note Escrow Account or a Leasing Company Escrow Account, if applicable. To the extent that assets which are the subject of any Asset Sale constitute Telecommunications Assets subject to a Telecommunications Assets Lease which is Existing Senior Note Collateral, all proceeds thereof shall, to the extent permitted by applicable law, be subject to a perfected Lien in favor of the Existing Senior Note Trustee or a collateral agent for the benefit of the Existing Senior Note Trustee and for the equal and ratable benefit of the holders of the Existing Senior Notes and for the benefit of the Existing Convertible Note Trustee and the equal and ratable benefit of the holders of the Existing Convertible Notes, which Lien shall have the same priority as the Lien on such Telecommunications Asset Leases governing the Telecommunications Assets which were the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale of Telecommunications Assets must be deposited in the applicable Leasing Company Escrow Account. To the extent that assets which are the subject of any Asset Sale constitute Existing Convertible Note Collateral, all proceeds thereof shall, to the extent permitted by applicable law, be subject to a perfected Lien in favor of the Existing Convertible Note Trustee or a collateral agent for the benefit of the Existing Convertible Note Trustee and the equal and ratable benefit of the holders of Existing Convertible Notes and for the benefit of the Existing Senior Note Trustee and the equal and ratable benefit of the holders of Existing Senior Notes, which Lien shall have the same priority as the Lien on the Existing Convertible Note Collateral which was the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale of Existing Convertible Note Collateral must be deposited in the Company Existing Convertible Note Escrow Account, unless the Existing Convertible Notes are no longer outstanding and the Existing Convertible Note Indenture has been satisfied and discharged, in which case such Net Cash Proceeds shall be deposited in the Company Existing Senior Note Escrow Account.

               (b) To the extent that assets subject to an Asset Sale consist of Collateral other than a Telecommunications Asset Lease or Telecommunications Assets subject to a Telecommunications Asset Lease, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in another asset or business in the same or similar lines of business as the Company and its Restricted Subsidiaries (the "REPLACEMENT ASSETS") (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Existing Senior Note Trustee or a collateral agent for the benefit of the Existing Senior Note Trustee and for the equal and ratable benefit of the holders of the Existing Senior Notes and for the benefit of the Existing Convertible Note Trustee and the equal and ratable benefit of holders of Existing Convertible Notes, which Lien has the same priority as had the Lien on such Existing Senior Note Collateral, which was the subject of such Asset Sale.

            (i) To the extent that assets subject to an Asset Sale consist of Existing Convertible Note Collateral, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Existing Convertible Note Trustee or a collateral agent for the benefit of the Existing Convertible Note Trustee and for the equal and ratable benefit of the Holders of Existing Convertible Notes and for the benefit of the Existing Senior Note Trustee and the equal and ratable benefit of holders of the Existing Senior Notes, which Lien has the same priority as had the Lien on such Existing Convertible Note Collateral, which was the subject of such Asset Sale.

            (ii) To the extent that assets subject to an Asset Sale constitute Telecommunications Assets subject to a Telecommunications Asset Lease, the Company shall have the option, within 365 days of such Asset Sale, to cause the applicable Leasing Company to reinvest the Net Cash Proceeds from such Asset Sale (or any portion thereof) in Telecommunications Assets to be leased pursuant to a new Telecommunications Asset Lease ("REPLACEMENT TELECOMMUNICATION ASSETS") (or enter into, or cause the applicable Leasing Company to enter into, a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period), and with respect to any proceeds of insurance paid on account of the loss of or damage to any such Telecommunications Assets, or compensation or other proceeds for any such Telecommunications Assets taken by condemnation, eminent domain or similar proceedings, such Net Cash Proceeds are applied as provided above or applied to reimburse the applicable Leasing Company for expenditures made, and costs incurred, to repair, rebuild, replace or restore the Telecommunications Assets subject to such loss, damage or taking.

            (iii) To the extent that assets subject to an Asset Sale do not constitute Existing Senior Note Collateral, Telecommunications Assets subject to a Telecommunications Asset Lease or Existing Convertible Note Collateral, the Company shall within 30 days of such Asset Sale permanently reduce the Commitments by an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) pursuant to SECTION 8.3(d).

9.10. LIMITATION ON INDEBTEDNESS.

            (a) The Company will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock or permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided that the Company and its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus may incur Indebtedness or issue Disqualified Stock if, after giving effect to such issuance or incurrence on a pro forma basis, the Indebtedness to Operating Cash Flow Ratio of the Company does not exceed 5.0 to 1.0.

            (b)   The provisions of SECTION 9.10(a) will not apply to:

            (i) the incurrence by the Company and its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus of Indebtedness under the Revolving Credit Facilities (including this Agreement), provided that the aggregate principal amount of Indebtedness at any time outstanding under or in respect of such Revolving Credit Facilities (including without limitation, the Revolving Credit Loans), together with any Indebtedness then outstanding which was permitted to be incurred pursuant to clause (x) below, shall not exceed $25,000,000;

            (ii)  the incurrence of the Existing Indebtedness;

            (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to any of its Restricted Subsidiaries, provided that any such Indebtedness is junior and subordinate to the Notes and the Guarantees, if applicable, and such Indebtedness is held at all times by the Company or a Restricted Subsidiary of the Company;

            (iv) Indebtedness of any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company, provided that such intercompany Indebtedness is evidenced by an Intercompany Note or by a Telecommunications Asset Lease;

            (v) Indebtedness of a Restricted Subsidiary constituting a sublease by the lessee of Telecommunications Assets subject to a Telecommunications Asset Lease to a Restricted Subsidiary of such lessee;

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus of Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by the covenant described in this SECTION 9.10(b);

            (vii) the incurrence by the Company of any Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted by this SECTION 9.10(b);

            (viii) [intentionally not used]

            (ix) Indebtedness in respect of performance, surety or appeal bonds provided by the Company in the ordinary course of business;

            (x) Indebtedness of Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding, provided that the aggregate principal amount of all such Indebtedness at any time outstanding, together with Indebtedness of Restricted Subsidiaries then outstanding which was permitted to be incurred pursuant to clause (i) above, shall not exceed $25,000,000;

            (xi) International Vendor Indebtedness not to exceed an aggregate principal amount of $40,000,000 at any one time outstanding, provided that the Leasing Companies and NWE Cyprus may not incur any International Vendor Indebtedness; and

            (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness permitted pursuant to clause (ii) of this SECTION 9.10(b), provided that (A) the amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium, if any, and accrued interest (and Additional Amounts and Special Interest (as such terms are defined in the Existing Senior Note Indenture) on the Existing Senior Notes) on the Indebtedness so Refinanced (or if such Indebtedness was issued with original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable repayment premiums, if any, in connection therewith, (B) such Refinancing Indebtedness shall have a Stated Maturity no earlier than the Indebtedness being Refinanced, (C) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced, (D) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, as applicable, such Refinancing Indebtedness shall be subordinated in right of payment to the Notes or the Guarantees, as applicable, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being so Refinanced, and (E) no Restricted Subsidiary shall incur Refinancing Indebtedness to Refinance

      Indebtedness of the Company or another Restricted Subsidiary.

9.11. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

            (a) The Company will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor on the Closing Date to guarantee, directly or indirectly, any Indebtedness of the Company ("GUARANTEED INDEBTEDNESS") unless
(i) such Restricted Subsidiary simultaneously executes and delivers a Joinder Agreement pursuant to which such Restricted Subsidiary becomes a party to the Subsidiary Guaranty and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee. If the Guaranteed Indebtedness is pari passu with the Notes or its Guarantee, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to such Guarantee; and if the Guaranteed Indebtedness is subordinated to the Notes or its Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated to such Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or such Guarantee.

            (b) Notwithstanding the provisions of SECTION 9.11(a) hereof, any Guarantee by a Restricted Subsidiary other than WTC, BCL or a future Wholly-Owned Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

9.12. LIMITATION ON LIENS.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any of its Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom, without effectively providing that the Notes and/or the Guarantees, as applicable, shall be secured equally and ratably with (and provided that the Notes and/or the Guarantees, as applicable, shall be secured prior to any secured obligation that is subordinated in right of payment to the Notes and/or the Guarantees, as applicable) the obligations so secured for so long as such obligations are so secured.

9.13. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) the Company or such Restricted

Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the holders of the Notes) of the Property or assets subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by SECTION 9.10 hereof, and any Liens granted thereby would be permitted by SECTION 9.12 hereof; and (iii) the Net Cash Proceeds from such transaction are applied in accordance with SECTION 9.9 as if such proceeds resulted from an Asset Sale.

9.14. RESTRICTED PAYMENTS.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to
SECTION 9.10(a) hereof; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (B) 100% of the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issuance or sale (other than to a Subsidiary) of shares of its Qualified Stock, including Qualified Stock issued upon the exercise of options, warrants or rights to purchase Qualified Stock, plus (C) 100% of the amount of any Indebtedness of the Company or any of its Restricted Subsidiaries (as expressed on the face of a balance sheet in accordance with GAAP), or the carrying value of any Disqualified Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Qualified Stock of the Company subsequent to the Issue Date, less the amount of any cash, or the value of any other Property distributed by the Company or its Restricted Subsidiaries upon such conversion, exchange or satisfaction, plus (D) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments" set forth in SECTION 13.1 hereof), not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person and in each such case which was treated as a Restricted Payment, minus (E) 100% of the amount of Investments made or dividends paid pursuant to clauses (v),
(vi) and (vii) of SECTION 9.14(b) below subsequent to the Issue Date.

            (b) The provisions of SECTION 9.14(a) shall not prevent the Company from

            (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the provisions of
      SECTION 9.14(a) hereof;

            (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company or (B) Indebtedness of the Company that is subordinate to the Notes or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Stock of the Company;

            (iii) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

            (iv) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under SECTION 9.10 hereof and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness and (C) is subordinated in right of payment to the Notes or the Guarantees, as applicable, at least to the same extent as the retired Indebtedness;

            (v) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, making loans to members of management of the Company as required pursuant to employment agreements with such members, in an aggregate principal amount not to exceed $500,000, provided that any repayment of such loans (but only to the extent such payments are not included in the calculation of Consolidated Net Income of the Company) shall reduce the amount of such Investments;

            (vi) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, making Investments in Qualified Joint Ventures in an aggregate amount not to exceed $5,000,000, provided that any repayment of loans or advances, return of capital or other transfer of Property (but only to the extent such distributions are not included in the calculation of Consolidated Net Income of the Company) shall reduce the amount of such Investments;

            (vii) paying dividends to minority stockholders or partners of a Restricted Subsidiary (other than to a Person who is otherwise an Affiliate), provided that the Company or the Restricted Subsidiary that is the stockholder or partner of such non-Wholly Owned Restricted Subsidiary shall receive pro rata dividends at the same time and in the same form and composition of consideration as the dividends paid to the minority stockholders or partners; and

            (viii) so long as no Default or Event of Default has occurred, (x) the Company may redeem Existing Senior Notes pursuant to the terms of the Existing Senior Note Indenture or repurchase Existing Senior Notes pursuant to a "Change in Control Offer" (as defined in the Existing Senior
      Note Indenture) or a "Asset Sale Offer" (as defined in the Existing Senior
      Note Indenture) and (y) the Company may redeem Existing Convertible Notes pursuant to the terms of the Existing Convertible Note Indenture or repurchase Existing Convertible Notes pursuant to a "Change of Control Offer" (as defined in the Existing Convertible Note Indenture), a "Convertible Note Asset Sale Offer" (as defined in the Existing Convertible Note Indenture) or a repurchase offer pursuant to Section 4.14 of the Existing Convertible Note Indenture.

            (c) Not later than the date of making any Restricted Payment, any Investment made pursuant to clause (vi) of SECTION 9.14(b), any dividend made pursuant to clause (vii) of SECTION 9.14(b) and any redemption or repurchase made pursuant to clause (viii) of SECTION 9.14(b), the Company shall deliver to the holders of the Notes an Officers' Certificate stating that such Restricted Payment, dividend, Investment or redemption is permitted and setting forth the basis upon which any required calculations were computed, which calculations may be based upon the Company's or applicable Restricted Subsidiary's latest available financial statements.

9.15. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into an encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its Property or assets to the Company or any other Restricted Subsidiary of the Company, except:

            (a) any encumbrance or restriction existing as of the Issue Date pursuant to this Agreement, the Existing Senior Note Indenture, the Existing Senior Note Collateral Documents, the Existing Convertible Note Indenture or the Existing Convertible Note Collateral Documents, the Telecommunications Asset Leases, the Intercompany Notes and the related collateral documents, an agreement relating to the Revolving Credit Facilities or the Existing Indebtedness or any existing agreement listed on SCHEDULE V attached hereto;

            (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of assets or Property, so long as the encumbrances or restrictions in any such agreement related solely to the assets or Property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

            (c) any encumbrances or restrictions relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or any Restricted Subsidiary (other than Indebtedness incurred by such Restricted Subsidiary in connection with or in anticipation of its acquisition), provided that the EBITDA of such Restricted Subsidiary is not taken into account in determining whether such acquisition is permitted by the terms of this Agreement;

            (d) any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such Refinancing agreement are not materially more restrictive than the encumbrances and restriction contained in such agreements;

            (e) customary provisions restricting subletting or assignment of any lease of the Company or any Restricted Subsidiary or customary provisions in certain agreements that restrict the assignment of such agreement or any rights thereunder;

            (f) any temporary encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Restricted Subsidiary; and

            (g) any restriction on the sale or other disposition of assets or Property securing Indebtedness as a result of a Permitted Lien on such assets or Property permitted pursuant to SECTION 9.12 hereof.

9.16. LIMITATION ON ISSUANCE AND SALE OF PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

            The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock other than to the Company or a Restricted Subsidiary (provided that the Leasing Companies and NWE Cyprus may not issue Preferred Stock to a Restricted Subsidiary) and (ii) shall not permit any Person other than the Company or a Restricted Subsidiary to own any Preferred Stock of any Restricted Subsidiary, except for (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by SECTION 9.9 hereof, (b) Preferred Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary, (c) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company and (d) any Disqualified Stock permitted to be issued under SECTION 9.10 hereof.

9.17. TRANSACTIONS WITH AFFILIATES.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Property or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction complies with the other covenants of this Agreement, (b) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate and (c) the Company delivers to the holders of the Notes (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5,000,000, a Board Resolution certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors who have determined that such Affiliate Transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25,000,000, an opinion as to the fairness from a financial point of view to the Company or such Restricted Subsidiary issued by an investment banking firm of national standing, or in the case of a transaction involving a sale or transfer of assets subject to valuation such as real estate, an appraisal prepared by a nationally recognized appraisal firm, together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided that the following shall not be deemed Affiliate Transactions:

            (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

            (ii) any agreement or arrangement with respect to the compensation of a director of the Company or any Restricted Subsidiary approved by the Board of Directors and consistent with industry practice;

            (iii) transactions between or among the Company, its Wholly-Owned Restricted Subsidiaries or its majority-owned Restricted Subsidiaries (so long as no minority interest is owned by a Person which is otherwise an Affiliate, provided that the indirect beneficial ownership interest of Cable & Wireless in PeterStar will not be deemed to be such a minority interest so long as Cable & Wireless does not directly or indirectly own beneficially more than 11% of PeterStar);

            (iv)  transactions constituting Restricted Payments permitted by
      SECTION 9.14 hereof; and

            (v) transactions pursuant to contracts existing on the Issue Date and listed on SCHEDULE VI attached hereto; and

            (vi) loans and advances to employees and officers of the Company or a Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, provided that the aggregate principal amount of all such loans and advances shall not exceed $500,000 at any one time outstanding.

9.18. RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

            (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries, other than the Leasing Companies, NWE Cyprus, WTC and Technocom, as an Unrestricted Subsidiary, provided that (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to or obligates the Company or any Restricted Subsidiary in any way or (z) subjects any Property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingent or otherwise, to the satisfaction thereof, (ii) such Subsidiary does not have any obligations which, if in default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Restricted Subsidiary) and (iii) such Subsidiary has total assets of $50,000 or less or such designation is effective immediately upon such Person's becoming a Subsidiary. Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, held Capital Stock of a Restricted Subsidiary. Unless so designated as an Unrestricted

Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. Except for Restricted Subsidiaries having total assets of $50,000 or less, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

            (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to
SECTION 9.10(a) hereof and (ii) no Default or Event of Default would occur.

            (c) Subject to SECTION 9.18(b) hereof, an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with SECTION 9.18(b) hereof shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the holders of the Notes.

9.19. LIMITATIONS ON LINE OF BUSINESS.

            Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage to any substantial extent in any lines or lines of business activity other than the Telecommunications Business.

9.20. LIMITATION ON SALES OF TELECOMMUNICATIONS ASSET LEASES OR QUALIFIED INVESTMENTS.

            The Leasing Companies will not directly or indirectly transfer, convey, sell, lease or make any other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) of a Telecommunications Asset Lease or any Qualified Investments.

9.21. PAYMENT OF ADDITIONAL AMOUNTS.

            (a) Except to the extent required by law, any and all payments of, or in respect of, any Note and any issuance of Warrants shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by the United States with respect to payments made by the Company or imposed by Russia or the

British Virgin Islands with respect to payments made by a Subsidiary Guarantor or imposed by any jurisdiction from or through which payments under the Notes are or are caused to be made ("TAXES"). If the Company or any Subsidiary Guarantor shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable under a Note or pursuant to a Guarantee or in respect of any issuance of Warrants, the sum payable by the Company or such Subsidiary Guarantor, as the case may be, thereunder shall be increased by the amount ("ADDITIONAL AMOUNTS") necessary so that after making all required withholdings and deductions, the holder shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Taxes (i) resulting from the holder or beneficial owner of a Note carrying on business or being deemed to carry on business in or through the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such Note, being a beneficiary of the Guarantees, the receipt of any income or payments in respect of such Note or the Guarantees or the enforcement of such Note or the Guarantees, or (ii) that would not have been imposed but for the presentation (where presentation is required) of a Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later, or
(iii) that would not have been imposed but for a failure by the holder of a Note to comply with any applicable certification, information, documentation or other reporting requirements if such compliance is required by applicable law and requested in writing by the Company or a Subsidiary Guarantor as a precondition to relief or exemption from such Tax ("EXCLUDED TAXES"). The Company or the Subsidiary Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each holder of a Note on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Taxes (other than Excluded Taxes) is due pursuant to applicable law, certified copies of tax receipts (or other satisfactory documentation) evidencing such payment by the Company or the Subsidiary Guarantors, as applicable. The Company will, upon written request of each holder of Notes, reimburse each such holder for the amount of (i) any Taxes (other than Excluded Taxes) so levied or imposed and paid by such holder as a result of payments or issuances of Warrants made under or with respect to any Notes, and (ii) any Taxes (other than Excluded Taxes) so levied or imposed with respect to any reimbursement under the foregoing clause
(i) so that the net amount received by such holder after such reimbursement will not be less than the full amount which such holder would have received if Taxes (other than Excluded Taxes) on such reimbursement had not been imposed. If a holder of a Note shall become aware that it is entitled to receive a refund or other tax credit or benefit in respect of any Taxes (other than Excluded Taxes), it shall promptly notify the Company thereof and, in the case of a refund, shall within 30 days after receipt of a request by the Company, apply for such refund at the Company's expense. If a holder of a Note receives a refund or other Tax credit or benefit in respect of any Taxes (other than Excluded Taxes) for which such holder has received payment from the Company hereunder, it shall promptly notify the Company thereof and shall promptly repay such refund to the Company or, in the case of a Tax credit or other benefit shall repay the amount of the Tax credit or benefit received promptly following the date on which such Tax credit or the benefit is offset against such party's tax liability, in each case to the Company. All determinations as to the amount and timing of the receipt or realization of any Tax refund or Tax benefit shall be made by the relevant holder in its sole good faith discretion, it being understood and agreed that (x) the Company shall have no right to inspect or examine any Tax returns of such holder or any records or documents relating thereto and (y) such holder shall have no obligation to disclose to the Company or any other person the basis of calculation of any such Tax refund or Tax benefit. Any Taxes that are imposed on a holder as a result of a disallowance or reduction (including through the expiration of any Tax credit carryovers of such holder that would not otherwise have expired) of any Tax benefit as to which such holder has made a payment to the Company hereunder shall be treated as a Tax for which the Company is obligated to indemnify such Tax Indemnitee on demand and on an after-Tax basis without any exclusions or defenses, provided that such repayment shall not exceed the amount previously paid to the Company. Notwithstanding the foregoing, no payment shall be required to be made to the Company at any time while an Event of Default shall have occurred and be continuing or prior to the time when the Company shall have made all payments and indemnities theretofore required and then due and payable hereunder or under any Note.

            (b) The Company or the Subsidiary Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes or the issuance of the Warrants or the exercise thereof. The Company and the Subsidiary Guarantors will also pay and indemnify the holders of the Notes and the Trustee from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee or the Collateral Agent or the holders of the Notes to create the Liens on the Collateral and to enforce the obligations of the Company or the Subsidiary Guarantors under the Notes, this Agreement, the Guarantees or the Security Documents.

            (c) Each holder that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. HOLDER") shall, if legally able to do so, deliver to the Company two copies of either U.S. Internal Revenue Service Form 1001 (claiming entitlement to a complete exception from or a reduced rate of U.S. federal withholding tax) or Form 4224, or, in the case of a Non-U.S. Holder claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, and any subsequent versions thereof or successors thereto (and, if such Non-U.S. Holder delivered a Form W-8, a certificate representing that such Non-U.S. Holder is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such

Non-U.S. Holder claiming complete exemption from U.S. withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Holder on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Holder shall, if legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Holder and each Non-U.S. Holder shall, if legally able to do so, deliver such other forms as may be required in order to confirm or establish the entitlement of such Holder to a continued complete exemption from a reduced rate of U.S. federal withholding tax with respect to payments under this Agreement.

            (d) The Company shall not be required to indemnify any Non-U.S. Holder or to pay any additional amounts to any Non-U.S. Holder to the extent that (i) the obligation to withhold amounts existed on the date such Non-U.S. Holder became a party to this Agreement or (ii) the obligation to withhold amounts would not have been imposed but for a failure by such Non-U.S. Holder to comply with the provisions of paragraph (c) above.

9.22. LEASING COMPANIES AND NWE CYPRUS.

            (a) Each Leasing Company shall at all times remain a special purpose Cypriot corporation which is a Guarantor and a Wholly-Owned Restricted Subsidiary with corporate organizational documents containing the provisions set forth on SCHEDULE VII attached hereto.

            (b) NWE Cyprus shall at all times remain a Cypriot corporation and a Wholly-Owned Subsidiary.

9.23. TECHNOCOM.

            Technocom may not, in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or otherwise change its domicile into any other jurisdiction (through a sale of assets or otherwise) unless Technocom or such Person, as the case may be, continues to be owned in an identical proportion and manner as Technocom is now owned immediately prior to such consolidation or merger or change of domicile, the preferential $20,000,000 dividend and liquidation, dissolution or winding-up rights of the Technocom Preferred Stock are not changed, there is no class of Capital Stock authorized having rights superior to the Technocom Preferred Stock after giving effect to such transaction or transactions, and such consolidation, merger, or other change of domicile does not adversely affect the perfection or priority of (i) the Lien in favor of the Trustee on the Pledged Shares created by the Pledge Agreement or (ii) the Liens in the Technocom Preferred Stock.

9.24. COLLATERAL AGENTS.

            In the event that any collateral agent appointed on or before the Closing Date or thereafter in respect of one or more jurisdictions resigns or is terminated without the contemporaneous appointment of a new collateral agent in such jurisdiction or jurisdictions, the Company shall procure or cause to be procured, within 45 days after the Trustee has given notice to the Company of such resignation or termination, a recognized financial institution, with capital of not less than $10,000,000, in such jurisdiction or jurisdictions, which the Trustee may lawfully appoint as a collateral agent in respect of Collateral.

9.25. WTC.

            Provided no Default or Event of Default has occurred and is continuing or would occur as a result of the following transaction, WTC may consolidate with or merge with NWE Cyprus or transfer all or substantially all of its assets to NWE Cyprus in connection with a winding-up or liquidation of WTC.

9.26. RELEASE OF ADDITIONAL WARRANT CERTIFICATES FROM ESCROW.

            The Warrant Certificates evidencing the Additional Warrants (the "ADDITIONAL WARRANT CERTIFICATES") issued and delivered to the Trustee, and provisionally registered in the name of the Trustee for retention by the Trustee in the Additional Warrant Escrow referred to in Section 5 of the Trust Agreement, shall be subject to release from the Additional Warrant Escrow and delivery by the Trustee to the Trustee for registration of transfer and issuance to the holders of the Series A Notes and the Series B Notes in accordance with the following provisions and the provisions of said Section 5 of the Trust Agreement. On the Escrow Release Date (as defined in the Trust Agreement) next following each date (a "COMMITMENT REDUCTION DATE") specified in the Commitment Reduction Schedule set forth below, unless on or prior to such Commitment Reduction Date the Company shall have (i) permanently reduced the Commitments (exclusive of mandatory reductions of the Commitments made in compliance with SECTION 8.3(b)) by an amount at least equal to the amount set forth opposite such date in such Commitment Reduction Schedule (such amount being referred to as the "TARGETED REDUCTION AMOUNT" applicable to such Commitment Reduction Date) and made all repayments, if any, of outstanding Revolving Credit Loans required in connection with such reduction under SECTION 8.4 and (ii) furnished to the Trustee (with a copy to each holder of a Note) an Officers' Certificate confirming that the Company has permanently reduced the Commitments by such Targeted Reduction Amount and made all repayments, if any, of outstanding Revolving Credit Loans required in connection with such reduction under SECTION
8.4 and otherwise conforming to the requirements with respect to such Officers' Certificate set forth in Section 5(c) of the Trust Agreement, there shall be released from the Additional Warrant Escrow and delivered by the Trustee (x) to the holders of the Series A Notes outstanding on such Escrow Release Date, Additional Warrant Certificates evidencing Additional Warrants for 30,000 shares of the Company's Common Stock and (y) in the case of the Escrow Release Dates following the Commitment Reduction Dates of July 31, 1998 and August 31, 1998 only, to the holders of the Series B Notes outstanding on such Escrow Release Date, Additional Warrant Certificates evidencing Additional Warrants for 16,000 shares of the Company's Common Stock:

                          Commitment Reduction Schedule
                          -----------------------------

                Commitment Reduction Date      Targeted Reduction Amount
                -------------------------      -------------------------

                      July 31, 1998                 $   500,000
                      August 31, 1998                   500,000
                      September 30, 1998              1,000,000
                      October 31, 1998                1,500,000
                      November 30, 1998               1,500,000

Any permanent reductions of the Commitments made by the Company other than mandatory reductions of the Commitments required pursuant to SECTION 8.3(b) may be credited (without duplication) against the Targeted Reduction Amount applicable to any one or more Commitment Reduction Dates in such manner as the Company shall request by written notice delivered to the holders of the Notes and the Trustee (and any such reduction so credited shall be treated for purposes of clause (i) of the preceding sentence as if made on such Commitment Reduction Date).

9.27. DEFAULT WARRANTS.

            (a) If the outstanding Series B Revolving Credit Loans, and all accrued and unpaid interest, Additional Amounts, if any, and fees thereon are not paid in full on or prior to September 30, 1998, then commencing on September 30, 1998 and on the last day of each calendar month thereafter until such time as the outstanding Series B Revolving Credit Loans shall have been so paid in full, the Company will deliver or cause to be delivered to the holders of the Series B Notes Warrant Certificates evidencing Default Warrants for 32,000 shares of the Company's Common Stock.

            (b) If the outstanding Series A Revolving Credit Loans, and all accrued and unpaid interest, Additional Amounts, if any, and fees thereon are not paid in full on or prior to December 31, 1998, then commencing on December 31, 1998 and on the last day of each calendar month thereafter until such time as the outstanding Series A Revolving Credit Loans shall been so paid in full, the Company will deliver or cause to be delivered to the holders of the Series A Notes Warrant Certificates evidencing Default Warrants for 70,000 shares of the Company's Common Stock.

9.28. APPLICATION OF NOTES UPON EXERCISE OF WARRANTS.

            So long as any Person shall be the holder of a Note and a Warrant Certificate, the Company agrees that, as contemplated by Section 8 of the Warrant

Agreement, upon exercise of the Warrant evidenced by such Warrant Certificate, such Person may at its option surrender such Note to the Company at the principal office of the Warrant Agent, together with written instructions to apply all or any part of the outstanding Revolving Credit Loans evidenced by such Note, together with all accrued and unpaid interest on the amount to be so applied through and including the date of such application, against the exercise price payable pursuant to such Warrant Certificate. Upon receipt by the Company of written instructions specifying that less than the entire unpaid principal amount of the Revolving Credit Loans evidenced by any Note is to be so applied, the principal amount so specified shall be credited, as of the date of such exercise, against the repayments of principal required pursuant to SECTION 8.4 to be made in respect of the outstanding Revolving Credit Loans evidenced by such Note in connection with the mandatory reductions of the Commitments required to be made pursuant to SECTION 8.3(b) in the inverse order of the dates of such mandatory reductions. Upon any such partial application of any outstanding Revolving Credit Loans, together with all accrued and unpaid interest on the amount so applied through and including the date of application, the Company shall return such Note to such holder.

9.29. AGREEMENT TO EFFECT CERTAIN AMENDMENTS.

            If the Company shall amend the Existing Senior Note Indenture as in effect on the date hereof pursuant to amendments substantially similar to those contemplated by Sections 2, 3 and 4 of the 10/3/97 draft of the First Supplemental Indenture, Amendment Agreement, Consent and Waiver (the "DRAFT AMENDMENT"), and shall provide the holders of the Notes with an executed copy of the final form of such amendment to the Existing Senior Note Indenture (the "FINAL AMENDMENT"), which Final Amendment shall not reflect any substantive changes or additions to the amendments that would be effected by the Draft Amendment and that are not acceptable to the holders of the Notes, then those covenants contained in SECTION 9 of this Agreement (and the related definitions of terms used therein) that correspond to the Existing Senior Note Indenture covenants (and related definitions) and that are amended by the Final Amendment shall be deemed amended, mutatis mutandis, such amendments to this Agreement to be effective as of the effective date of the amendments effected by the Final Amendment.

9.30. FUTURE SUBSIDIARIES TO BECOME GUARANTORS.

            Promptly upon any Person becoming a Wholly-Owned Restricted Subsidiary of the Company after the date hereof, the Company will cause such Person to become a party to the Subsidiary Guaranty by executing and delivering a Joinder Agreement in the form attached thereto as Exhibit A.

9.31. RESTRICTION ON CERTAIN PAYMENTS BY THE COMPANY.

            In the event that the Company shall not have received, on or prior to May 31, 1998, net cash proceeds aggregating at least $20,000,000 from an Equity Issuance, the Company shall not, at any time on or after May 31, 1998:

            (i) make any unscheduled payment in respect of principal or interest on or other amounts owing in respect of outstanding Indebtedness for borrowed money of the Company other than the Revolving Credit Loans;

            (ii)  make any Restricted Payment; or

            (iii) other than with funds subject to the Liens of the Existing Senior Note Collateral Documents, make any payment in respect of capital expenditures or make any payment to any Subsidiary, by way or contribution or otherwise, the proceeds of which are applied by such Subsidiary to the making of capital or similar expenditures.

10.   CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER.

10.1. MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

            (a) The Company shall not, in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary of the Company into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person, unless:

            (b)   either (i) the Company shall be the continuing corporation or
(ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole (any such corporation or Person being the "SURVIVING ENTITY") shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, or the United Kingdom or Bermuda and shall expressly assume, pursuant to a written agreement satisfactory in form, scope and substance to each holder of Notes, the due and punctual payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, and Commitment Fees, if any, on all the Notes and the performance of every covenant and obligation in this Agreement, the Warrant Agreement and the Security Documents on the part of the Company to be performed or observed;

            (c) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

            (d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness under SECTION 9.10(a) hereof;

            (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (f) the Company (or the Surviving Entity, if the Company is not continuing) would not be subject to any materially adverse tax effect as a result of such transaction or series of transactions.

            In connection with any consolidation, merger, conveyance, lease or other disposition contemplated by this SECTION 10.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to each holder of Notes, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any assumption agreement in respect thereto comply with this SECTION 10.1 and that all conditions precedent herein provided for relating to such transaction have been complied with, and covering such other matters relating thereto, to the Surviving Entity, such assumption and such agreement as such holder may reasonably request.

10.2. SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any consolidation with, or merger by the Company with or into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with
SECTION 10.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person has been named as the Company herein; and thereafter except in the case of a lease the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Notes, except for the obligation to pay the principal of (and premium, if any) and interest (including Additional Amounts, if any, and Commitment Fees, if any) on the Notes.

            In case of any such consolidation, merger, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

            For all purposes of this Agreement and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Agreement and all Indebtedness, and all Liens on Property or assets, of the Surviving Entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

11.   EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administrative action or otherwise):

            (a) the Company defaults in the payment of any principal of any Revolving Credit Loan when the same becomes due and payable, whether at maturity or at a date fixed for repayment or by declaration or otherwise; or

            (b) the Company defaults in the payment of any interest (or Additional Amounts or Commitment Fees, if any) on any Revolving Credit Loan for more than five (5) Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 9.8, 9.9, 9.10, 9.13, 9.14, 9.24, 10.1 OR
      10.2; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11) or in the Warrant Agreement, the Registration Agreement or any Security Document and such default is not remedied within 45 days after the Company received written notice of such default from the holder or holders of Notes having Commitment Percentages aggregating at least 25%; or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any Security

      Document or in any writing furnished in connection with the transactions contemplated hereby or pursuant hereto proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness having an aggregate principal amount outstanding exceeding $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness having an aggregate principal amount outstanding exceeding $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, if the effect of any such default or condition is to cause or to permit such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment having an aggregate principal amount outstanding exceeding $10,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

            (g) the Company or any Restricted Subsidiary (i) admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) any of the Security Documents or the Warrant Agreement or the Registration Agreement, at any time and for any reason, shall not be or shall cease to be valid, binding and enforceable against the Company or a permitted Surviving Entity, or the Company shall contest or deny the validity or enforceability of any of the Security Documents or the Warrant Agreement or the Registration Agreement or shall disaffirm or repudiate any of its obligations thereunder, or the Notes (or any of them) shall fail to be secured by perfected security interests in the Collateral; or

            (j) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company or any Restricted Subsidiaries and which judgments are not (i) fully covered by insurance and with respect to which the carriers thereof have not declined coverage or (ii) within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (k) any assets of the Company or any of its Restricted Subsidiaries shall be nationalized, expropriated, declared forfeit or otherwise permanently taken by governmental action (the "SEIZED ASSETS"), and the book value of such Seized Assets (less the book value of the expropriation proceeds) shall constitute more than 15% of the book value, on a consolidated basis, of all of the Company's assets minus current assets as they are reported on the Company's most recent quarterly consolidated balance sheet.

12.   REMEDIES ON DEFAULT, ETC.

12.1. ACCELERATION.

            (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause (vi) encompasses such clause (i)) has occurred, the Revolving Credit Commitments shall terminate and all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, any holder or holders of Notes having Commitment Percentages of more than 50% may at any time at its or their option, by written notice or notices to the Company, terminate the Revolving Credit Commitments and declare all the Revolving Credit Loans then outstanding to be immediately due and payable.

            (c)   If any Event of Default described in paragraph (a) or (b) of
SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by written notice or notices to the Company, terminate its or their Revolving Credit Commitments and declare all the Revolving Credit Loans then outstanding made by it or them to be immediately due and payable.

            Upon any Revolving Credit Loans becoming due and payable under this
SECTION 12.1, whether automatically or by declaration, such Revolving Credit Loans will forthwith mature and the entire unpaid principal amount of such Revolving Credit Loans, plus all accrued and unpaid interest thereon, plus Additional Amounts, if any, and all unpaid Commitment Fees with respect thereto, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

12.2. OTHER REMEDIES.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Revolving Credit Loans have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. RESCISSION.

            At any time after any Revolving Credit Loans have been declared due and payable pursuant to clause (b) of SECTION 12.1, the holders of Notes having Commitment Percentages of not less than 66 2/3% by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Revolving Credit Loans, all principal of and Additional Amounts, if any, and all unpaid Commitment Fees with respect thereto, if any, on any Revolving Credit Loans that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Revolving Credit Loans, at the applicable Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

            No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.   DEFINITIONS AND CONSTRUCTION.

13.1. DEFINED TERMS.

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

            "ACQUISITION" has the meaning set forth in SECTION 4.8(b).

            "ADDITIONAL AMOUNTS" has the meaning set forth in SECTION 9.21 hereof.

            "ADDITIONAL WARRANT CERTIFICATE" has the meaning set forth in
SECTION 1.1(d).

            "ADDITIONAL WARRANT ESCROW" has the meaning set forth in Section 5 of the Trust Agreement.

            "ADDITIONAL WARRANTS" has the meaning set forth in SECTION 1.1(e).

            "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided that, except for purposes of SECTIONS 8.8 OR 18.4 hereof, neither the Company nor any of its Wholly-Owned Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with," and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, further, that beneficial ownership of 10% or more of the Voting Stock of a Person (on a fully diluted basis) shall be deemed to be control.

            "AFFILIATE TRANSACTION" has the meaning set forth in SECTION 9.17.

            "AGENCY AGREEMENT" has the meaning set forth in SECTION 1.2(b).

            "APPROVALS" has the meaning set forth in SECTION 4.7.

            "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation, amalgamation or merger) by such Person or any of its Restricted Subsidiaries to any Person other than to such Person or a Restricted Subsidiary of such Person, in one transaction, or a series of related transactions (each hereinafter referred to as a "DISPOSITION"), of (a) Capital Stock of or other equity interests in any Restricted Subsidiary (other than directors' qualifying shares), (b) all or substantially all of the assets of any division or line of business of such Person or of any of the Restricted Subsidiaries or (c) Property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $1,000,000, other than (i) a Disposition of Property in the ordinary course of business consistent with industry practice, (ii) a Disposition of Eligible Cash Equivalents, (iii) a Disposition that constitutes a Restricted Payment permitted under SECTION 9.14 hereof, (iv) a Disposition by Technocom of all of its assets and liabilities to a newly-formed corporation organized in a jurisdiction other than Ireland formed to acquire such assets and owned in a substantially identical proportion and manner (and the preferential $20,000,000 dividend and liquidation, dissolution or winding-up rights of the Technocom Preferred Stock are not changed) as Technocom is owned immediately prior to such Disposition and such Disposition does not adversely affect the perfection or priority of (x) the Lien in the Pledged Shares pursuant to the Pledge Agreement or (y) the Liens in the Technocom Preferred Stock, (v) a Disposition by WTC of its interest in BECET to NWE Cyprus, in connection with a winding-up or liquidation of WTC, and (vi) a Disposition by the Company in connection with a transaction permitted pursuant to SECTION 10.

            "ATTRIBUTABLE INDEBTEDNESS" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty) .

            "AVAILABLE CASH" has the meaning set forth in SECTION 8.3(e).

            "AVERAGE LIFE" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

            "BCL" means Baltic Communication Limited, a Russian joint stock company of the closed type.

            "BECET" means BECET International, a Kazak joint stock company of the closed type.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "BOARD RESOLUTION" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such.

            "BUSINESS OR CONDITION" of any Person, means the business, operations, assets, Property, earnings, condition (financial or other), or reasonably foreseeable prospects of such Person, provided that such term, when used without reference to any particular Person, shall mean the Business and Condition of the Company and its Restricted Subsidiaries taken as a whole.

            "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

            "CABLE & WIRELESS" means Cable and Wireless plc, an English corporation.

            "CANADIAN GAAP" means generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable on the date on which the applicable determination is being made.

            "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

            "CASH PROCEEDS" means, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash or Eligible Cash Equivalents; provided that with regard to an Asset Sale, any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Existing Senior Notes, the Existing Senior Guarantees, the Existing Convertible Notes and the guarantees under the Existing Convertible Note Indenture) which are assumed by the transferee of any such assets and from which the Company and such Restricted Subsidiary are completely released shall be deemed Cash Proceeds.

            "CHANGE OF CONTROL" shall be deemed to occur if (i) the sale, conveyance, transfer or lease, whether direct or indirect, of all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries taken as a whole to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any Wholly-Owned Restricted Subsidiary of the Company) shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "CLOSING" has the meaning set forth in SECTION 3.

            "CLOSING DATE" has the meaning set forth in SECTION 3.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COLLATERAL" means all "Collateral" referred to in the Security Documents and all other Property or assets that become subject to a Lien in favor of the Trustee or a collateral agent for the benefit of the Trustee.

            "COLLATERAL AGENT" has the meaning set forth in SECTION 1.2(b).

            "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

            "COMMITMENT" means, with respect to each holder of Notes, the Series A Commitment and the Series B Commitment of such holder.

            "COMMITMENT FEES" means the fees payable pursuant to SECTION 8.9.

            "COMMITMENT PERCENTAGE" of any holder of Notes means the percentage specified as such opposite such holder's name on SCHEDULE I.

            "COMMITMENT REDUCTION DATE"has the meaning set forth in SECTION
9.26.

            "COMMITMENT REDUCTION SCHEDULE" has the meaning set forth in SECTION 9.26.

            "COMMITMENTS" means, collectively, the Series A Commitments and the Series B Commitments of all holders of Notes.

            "COMMITMENT TERMINATION DATE" has the meaning set forth in SECTION 9.8(b)(ii) hereof.

            "COMMITMENT TERMINATION ELECTION NOTICE" has the meaning set forth in SECTION 9.8(c) hereof.

            "COMMITMENT TERMINATION OFFER" has the meaning set forth in SECTION 9.8(a) hereof.

            "COMMITMENT TERMINATION REPAYMENT AMOUNT" has the meaning set forth in SECTION 9.8(a) hereof.

            "COMMON STOCK" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

            "COMPANY" means the party named as such in the opening paragraph of this Agreement unless and until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

            "COMPANY EXISTING SENIOR NOTE ESCROW ACCOUNT AGREEMENT" means the Company Senior Note Escrow Account Agreement among the Company, the Trustee, the Existing Convertible Note Trustee, the Existing Convertible Note Trustee and the escrow agent named therein.

            "COMPANY EXISTING SENIOR NOTE ESCROW ACCOUNT" means the escrow account established under the Company Existing Senior Note Escrow Account Agreement.

            "COMPANY EXISTING SENIOR NOTE SECURITY AGREEMENT" means the Company Senior Note Security and Pledge Agreement among the Company, the Trustee and the collateral agent named therein.

            "COMPANY GROUP MEMBER" means the Company, each Subsidiary of the Company, if any, and each of their respective predecessors and (a) each corporation that is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any Subsidiary of the Company, if any, or any of their respective predecessors, (b) each trade or business, whether or not incorporated, that is or was at any time under common control (within the meaning of Section 414(c) of the Code) with the Company or any Subsidiary of the Company, if any, or any of their respective predecessors, and (c) each trade or business, whether or not incorporated, that is or was at any time a member of the same affiliated service group (within the meaning of Section 414(m) and (o) of the Code) as the Company or any Subsidiary of the Company, if any, or any of their respective predecessors.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to Preferred Stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Disqualified Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Disqualified Stock times a fraction, the numerator of which is the amount of such dividend requirements, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

            "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication,
(i) all items classified as extraordinary, unusual or nonrecurring, (ii) for any Person (the "Other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest which interest does not cause the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) any net income of such Other Person, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such Other Person during such period, (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, and
(vii) with regard to a non-Wholly-Owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-Wholly-Owned Restricted Subsidiary's net income (or loss).

            "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

            "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Agreement, located at 101 Barclay Street, Floor 21W, New York, New York 10286,
Attention: Corporate Trust Department.

            "DEFAULT" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

            "DEFAULT RATE" with respect to any Note for any period of determination means the interest rate borne by such Note during such period plus 2%.

            "DEFAULT WARRANT CERTIFICATE" has the meaning set forth in SECTION 1.1.

            "DEFAULT WARRANTS" has the meaning set forth in SECTION 1.1(f).

            "DISPOSITION" has the meaning set forth in the definition of "ASSET SALE" in this SECTION 13.1.

            "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the date on which the Notes mature.

            "DOMINION RESOURCES" means Dominion Resources Inc.

            "DRAFT AMENDMENT" has the meaning set forth in SECTION 9.29.

            "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense of such Person and its consolidated Subsidiaries, (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

            "ELIGIBLE CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit, or Eurodollar deposits of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within ninety days after the date of acquisition thereof and, at the time of acquisition having a rating of A or better from Standard & Poor's or A-2 or better from Moody's, (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500,000,000 and commercial paper issued by non-bank issuers rated A-1 by Standard & Poor's or P-1 by Moody's and in each case maturing within 270 days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500,000,000, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500,000,000, (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through
(vi), and (ix) with respect to a Restricted Subsidiary conducting operations in the Russian Federation or Kazakstan, demand deposits, certificates of deposit and bank promissory notes denominated in Russian Roubles or Kazak Tenge, as the case may be, and used for ordinary course of business operations by such Restricted Subsidiary solely in the jurisdiction where such Restricted Subsidiary does business.

            "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "EQUITY ISSUANCE" means the issuance by the Company after the Closing Date of any of its Capital Stock.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "EVENT OF DEFAULT" has the meaning set forth in SECTION 11.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "EXCHANGE RATE OBLIGATION" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

            "EXCLUDED TAXES" has the meaning set forth in SECTION 9.21.

            "EXISTING CONVERTIBLE NOTE COLLATERAL" means all "collateral" referred to in the Existing Convertible Note Collateral Documents and all other Property or assets that become subject to a Lien in favor of the Existing Convertible Note Trustee or a collateral agent for the benefit of the Existing Convertible Note Trustee and the holders of the Existing Convertible Notes and, if the Existing Senior Notes are outstanding and the Existing Senior Note Indenture so requires, for the benefit of the Existing Senior Note Trustee and the holders of the Existing Senior Notes, but Existing Convertible Note Collateral shall not include the Existing Senior Note Collateral.

            "EXISTING CONVERTIBLE NOTE COLLATERAL DOCUMENTS" means the Company Existing Convertible Note Security and Pledge Agreement among the Company, the Existing Convertible Note Trustee, the Trustee and the collateral agent named therein, the Company Existing Convertible Note Escrow Account Agreement among the Company, the Existing Convertible Note Trustee, the Trustee and the escrow agent named therein, and/or any other document creating a Lien that secures the Existing Convertible Notes other than the Existing Senior Note Collateral Documents, all as such documents are defined in or otherwise described in the Existing Convertible Note Indenture.

            "EXISTING CONVERTIBLE NOTE GUARANTORS" means NWE Cyprus, PLD Leasing, PLD Capital, WTC and BCL.

            "EXISTING CONVERTIBLE NOTE INDENTURE" means the Indenture, dated the date hereof, among the Company, the Existing Convertible Note Guarantors and The Bank of New York, as trustee thereunder, relating to the Existing Convertible Notes, as amended and supplemented from time to time.

            "EXISTING CONVERTIBLE NOTE TRUSTEE" means The Bank of New York, as trustee under the Existing Convertible Note Indenture and any successor appointed in accordance with the terms thereof.

            "EXISTING CONVERTIBLE NOTES" means the 9% Convertible Subordinated Notes due 2006 of the Company issued pursuant to the Existing Convertible Note Indenture.

            "EXISTING INDEBTEDNESS" means Indebtedness outstanding on the Closing Date and disclosed in SCHEDULE IV attached hereto.

            "EXISTING SENIOR NOTE COLLATERAL" means all "collateral" referred to in the Existing Senior Note Collateral Documents and all other Property or assets that become subject to a Lien in favor of the Existing Senior Note Trustee or a collateral agent for the benefit of the Existing Senior Note Trustee and the holders of the Existing Senior Notes and, if the Existing Convertible Notes are outstanding and the Existing Convertible Note Indenture so requires, for the benefit of the Existing Convertible Note Trustee and the holders of the Existing Convertible Notes, but Existing Senior Note Collateral shall not include Existing Convertible Note Collateral.

            "EXISTING SENIOR NOTE COLLATERAL DOCUMENTS" means the Company Senior Note Security Agreement, the Company Senior Note Escrow Account Agreement, the Leasing Company Security Agreements, the Leasing Company Escrow Account Agreements, the NWE Cyprus Senior Notes Security Agreement and/or any other document creating a Lien that secures the Existing Senior Notes other than the Existing Convertible Note Collateral Documents.

            "EXISTING SENIOR NOTE GUARANTEES" means the guaranties of the Existing Senior Note Guarantors pursuant to Article X of the Existing Senior
Note Indenture.

            "EXISTING SENIOR NOTE GUARANTORS" means NWE Cyprus, PLD Leasing, PLD Capital, WTC and BCL, any other Leasing Company, any Person that becomes a

Wholly-Owned Subsidiary of the Company after the Issue Date and any other Subsidiaries that guarantee any Indebtedness of the Company or any Existing Senior Note Guarantor.

            "EXISTING SENIOR NOTE INDENTURE" means the Indenture, dated as of May 31, 1996, among the Company, the Existing Senior Note Guarantors and The Bank of New York, as trustee thereunder, relating to the Existing Senior Notes, as amended and supplemented from time to time.

            "EXISTING SENIOR NOTE TRUSTEE" means The Bank of New York, as trustee under the Existing Senior Note Indenture and any successor appointed in accordance with the terms thereof.

            "EXISTING SENIOR NOTES" means the 14% Senior Discount Notes due 2004 of the Company issued pursuant to the Existing Senior Note Indenture.

            "EXISTING WARRANTS" means the warrants for the purchase of shares of Common Stock of the Company issued by the Company pursuant to the warrant agreement, dated as of May 31, 1996, between the Company and the warrant agent named therein. .

            "FAIR MARKET VALUE" means, with respect to any asset or Property, the net sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or a Restricted Subsidiary, as applicable.

            "FINAL AMENDMENT" has the meaning set forth in SECTION 9.29.

            "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Agreement shall utilize GAAP as in effect on the Issue Date.

            "GOVERNMENTAL AUTHORITY" means (a) the government of the United States of America or any State or other political subdivision thereof, or any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Property of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GUARANTEE" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "guaranteed", "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing).

            "GUARANTEED INDEBTEDNESS" has the meaning set forth in SECTION 9.11 hereof.

            "GUARANTEE" means a guarantee of a Subsidiary Guarantor pursuant to the Subsidiary Guaranty.

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
SECTION 14.1.

            "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time at which it becomes a Restricted Subsidiary.

            "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback

Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant hereto; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of the Existing Senior Notes outstanding at any date, such amount shall be the Accreted Value thereof (as defined in the Existing Senior Note Indenture) as of such date unless cash interest has commenced to accrue pursuant to the terms of the Existing Senior Notes, in which case the amount of the Existing Senior Notes outstanding will be determined pursuant to the terms of the Existing Senior Notes and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause (iii) of the definition thereof.

            "INDEBTEDNESS TO OPERATING CASH FLOW RATIO" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of the date of determination to (ii) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the four preceding fiscal quarters for which financial information is available immediately prior to the date of determination; provided that any Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Indebtedness to Operating Cash Flow Ratio would have the effect of increasing or decreasing Indebtedness or EBITDA in the future, Indebtedness or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such four fiscal quarter period or (z) if during such four fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any material assets outside the ordinary course of business, EBITDA shall be calculated on a


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
pro forma basis as if such asset acquisition and related financing had occurred on the first day of such four fiscal quarter period.

            "INITIAL WARRANTS" has the meaning set forth in SECTION 1.1.

            "INSTITUTIONAL INVESTOR" means (a) any original Lender hereunder,
(b) any holder of a Note having a Commitment Percentage in excess of 5%, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "INTERCOMPANY NOTES" means a promissory note representing Indebtedness of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary, which, if representing a loan of net proceeds of the Existing Senior Notes to a Leasing Company, shall have substantially the same Maturity as the Existing Senior Notes and substantially the same interest payment dates, the same interest rate and substantially the same covenants as are contained in the Existing Senior Note Indenture and the Existing Senior Note Collateral Documents and shall be secured by the applicable Telecommunications Asset Leases and by the applicable Qualified Investments.

            "INTEREST HEDGING OBLIGATION" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Restricted Subsidiaries' exposure to fluctuations in interest rates.

            "INTERNATIONAL VENDOR INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary other than the Leasing Companies or NWE Cyprus incurred or assumed in connection with the purchase within 180 days of such incurrence or assumption of Property or assets to be used in the business of such Person or any of its Restricted Subsidiaries in the Russian Federation or Kazakstan; provided that the net cash proceeds from the issuance of such Indebtedness do not exceed 100% of the lesser of the cost or Fair Market Value of the Property or assets constructed or acquired.

            "INVENTORY" means, with respect to any Person, all present or future inventory in which a Person has any interest, including goods, wares and merchandise held for sale or lease or leased or furnished or to be leased or furnished under a contract of service and all of a Person's present and future raw materials, work in process, finished goods, parts, components, assemblies, and packing and shipping materials, wherever located, and documents of title representing any of the above.

            "INVESTMENT" in any Person means any direct, indirect or contingent
(i) advance or loan to, guarantee of any Indebtedness of, or extension of credit or capital contribution to, such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or (iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. The amount of an Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decrease in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

            "ISSUE DATE" means the date on which the Existing Senior Notes were first authenticated and delivered under the Existing Senior Note Indenture, being June 12, 1996.

            "JOINDER AGREEMENT" means a joinder agreement in the form attached as Exhibit A to the Subsidiary Guaranty.

            "JOINT VENTURE" means a Telecommunications Company of which less than 50 percent of the Voting Stock is held by the Company, provided that the Telecommunications Business of such Person is principally conducted in the Russian Federation and/or Kazakstan.

            "LEASING COMPANY" means a special purpose Cypriot corporation which is an Existing Senior Note Guarantor and a Wholly-Owned Restricted Subsidiary organized for the limited purpose of acquiring Telecommunications Assets and leasing such Telecommunications Assets to Restricted Subsidiaries pursuant to Telecommunications Asset Leases and/or making Qualified Investments permitted by this Agreement. Each Leasing Company will have corporate organizational documents containing the provisions set forth on SCHEDULE VII attached hereto. Each Leasing Company must execute a Leasing Company Security Agreement and a Leasing Company Escrow Account Agreement.

            "LEASING COMPANY ESCROW ACCOUNT" means an escrow account established pursuant to a Leasing Company Escrow Account Agreement.

            "LEASING COMPANY ESCROW ACCOUNT AGREEMENT" means a Leasing Company Escrow Account Agreement among the Leasing Company party thereto, the Trustee and the escrow agent named therein in the form attached as Exhibit H to the Existing Senior Note Indenture.

            "LEASING COMPANY SECURITY AGREEMENT" means a Leasing Company Security and Pledge Agreement among the Leasing Company party thereto, the Trustee, the Existing Convertible Note Trustee and the collateral agent named therein, in the form attached as Exhibit I to the Existing Senior Note Indenture.

            "LENDERS" has the meaning set forth in SECTION 2.

            "LIEN" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

            "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, Property, or prospects of the Company and its Subsidiaries taken as a whole; "MATERIALLY" shall have a correlative meaning.

            "MATURITY" means, when used with respect to an Existing Senior Note, the date on which the principal of such Existing Senior Note becomes due and payable as provided therein or in the Existing Senior Note Indenture, whether at Stated Maturity, on the Change of Control Payment Date or purchase date established pursuant to the terms of the Existing Senior Note Indenture with regard to a Existing Senior Note Change of Control Offer or an Existing Senior Note Asset Sale Offer, as applicable, or by declaration of acceleration, call for redemption or otherwise.

            "MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT; MATERIALLY ADVERSE" in, on or to, as appropriate, any Person, means a material adverse change in such Person's Business or Condition, a material adverse effect on such Person's Business or Condition or an event which is materially adverse to such Person's Business or Condition; provided that (a) any such term, when used without reference to a particular Person, shall mean such change in, effect on or event materially adverse to the Company and (b) any material impairment of the ability of the Company to pay the principal of or interest on the Notes in accordance with the terms thereof and hereof, any material impairment of the ability of the Company to perform its other obligations under the Notes, this Agreement, the Warrant Agreement or the Security Documents, or any circumstance or occurrence which would impair the enforceability as against the Company of this Agreement, the Warrant Agreement, the Security Documents or the Notes, or which would materially and adversely affect the value of the Collateral, or which could materially and adversely affect the enforceability and priority of any Security Document, shall in any case be deemed to have resulted in a material adverse change in, to have a material adverse effect on, and to be materially adverse to, the Company's Business or Condition.

            "MOODY'S" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Standard & Poor's, then "Moody's" shall mean any other nationally recognized rating agency (other than Standard & Poor's) that rates the specified debt securities selected by the Trustee.

            "MULTIEMPLOYER PLAN" means a plan defined as such in Section 3 (37) of ERISA and subject thereto to which any Company Group Member is making or incurring an obligation to make, or has made or incurred an obligation to make, contributions.

            "MULTIPLE EMPLOYER PLAN" means a Plan to which any Company Group Member, and at least one employer other than a Company Group Member, is making or incurring an obligation to make contributions or has made or incurred an obligation to make contributions.

            "NAVONA" means Navona Communications Corporation, Ltd., a wholly-owned indirect Subsidiary of Cable & Wireless.

            "NET CASH PROCEEDS" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds (other than any liabilities assumed by the transferee constituting Cash Proceeds referred to in the proviso contained in the definition of "Cash Proceeds" set forth in this SECTION 13.1) received, net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property or other assets in accordance with the terms of any Lien upon or with respect to such Property or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with this Agreement.

            "NON-U.S. HOLDER" has the meaning set forth in SECTION 9.21.

            "NOTES" has the meaning set forth in SECTION 1.1.

            "NWE CYPRUS EXISTING SENIOR NOTE SECURITY AGREEMENT" means the NWE Cyprus Senior Note Security and Pledge Agreement among NWE Cyprus, the Trustee, the Existing Convertible Note Trustee and the collateral agent named therein, relating to the pledge of the Capital Stock of WTC, in the form attached as Exhibit J to the Existing Senior Note Indenture.

            "NWE CYPRUS" means NWE Capital (Cyprus) Limited, a Cypriot corporation and Wholly-Owned Subsidiary of the Company.

            "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Secretary or an Assistant Secretary of the Company, a Subsidiary Guarantor or a Restricted Subsidiary, as applicable, and delivered to the holders of the Notes (and, if applicable, the Trustee), which shall comply with this Agreement.

            "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company (including inside counsel of the Company), and who shall be acceptable to the holders of the Notes.

            "OTHER LENDERS" has the meaning set forth in SECTION 2.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERMITTED HOLDERS" means Cable & Wireless, Navona and Dominion Resources and their respective Affiliates (other than the Company and the Restricted Subsidiaries).

            "PERMITTED INVESTMENTS" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Wholly-Owned Restricted Subsidiary or any Person as a result of which such Person becomes a Wholly-Owned Restricted Subsidiary, provided that the aggregate amount of Investments in non-Existing Senior Note Guarantor Wholly-Owned Subsidiaries shall be $1,000,000, reduced by any repayments of loans or advances, return of capital or other distributions of Property but only to the extent that such repayments, returns or distributions are not included in the calculation of Consolidated Net Income of the Company); (iv) Investments pursuant to certain agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments, and disclosed on Schedule 1.1(c) attached to the Existing Senior Note Indenture; (v)


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
Investments in the Leasing Companies of funds constituting the net proceeds of the Existing Senior Notes; (vi) Investments in Restricted Subsidiaries and Qualified Joint Ventures by the Leasing Companies; provided that such Investments shall be made as Telecommunications Asset Leases; (vii) Qualified Investments, if (a) such Qualified Investments are made with no more than $9,000,000 of net proceeds of the Notes contained in the Company Existing Senior Note Escrow Account or in Leasing Company Escrow Accounts, and are otherwise made in compliance with the applicable conditions contained in Section 11.4 of the Existing Senior Note Indenture, (b) such Qualified Investments are made with funds in the Leasing Company Escrow Accounts or, if applicable, the Company Existing Senior Note Escrow Account not representing net proceeds of the Notes in compliance with the applicable conditions contained in Section 11.4 of the Existing Senior Note Indenture, provided that the aggregate amount of Qualified Investments constituting Capital Stock or other equity pursuant to this clause
(b) shall be $9,000,000 reduced by any return of capital or other distributions of Property but only to the extent that such returns or distributions are not included in the calculation of Consolidated Net Income of the Company, (c) such Qualified Investments are made directly by the Company with the proceeds of distributions, dividends or payments by Technocom to the Company or loans by Technocom to the Company, or are utilized by the Company to make an intercompany loan to a Leasing Company evidenced by an Intercompany Note (which Leasing Company thereupon shall make such Qualified Investments with the proceeds of such Investment by the Company so long as such Qualified Investments are made in compliance with the terms of the Existing Convertible Note Indenture, provided, that the aggregate amount of Qualified Investments constituting Capital Stock or other equity that pursuant to this clause (c) shall be $5,000,000 reduced by any return of capital or other distribution of Property but only to the extent that such returns or distributions are not included in the calculation of Consolidated Net Income of the Company, (d) such Qualified Investment is Capital Stock of a Restricted Subsidiary, which Investment has the effect of increasing the percentage of ownership interest of the Company or a Restricted Subsidiary in Capital Stock of such Restricted Subsidiary, or (e) such Qualified Investment is in a Person that as a result of such Qualified Investment becomes a Restricted Subsidiary of the Company; (viii) Investments by Restricted Subsidiaries which are lessees under Telecommunications Asset Leases, provided that such Investments shall be made as a sublease of the Telecommunications Assets subject to the Telecommunications Asset Leases to which such Restricted Subsidiary is a party as lessee; (ix) Investments in Restricted Subsidiaries, provided that such Investments in excess of an aggregate principal amount of $5,000,000 shall be made as loans evidenced by Intercompany Notes or such Investments are Technocom Preferred Stock and are made with funds constituting proceeds of the Existing Senior Notes; (x) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (xi) Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding, (xii) Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted by the terms of this Agreement to be outstanding; (xiii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under SECTION 9.9 hereof, and (xiv) Investments in existence on the Issue Date.

            "PERMITTED LIENS" means (i) Liens created by the Security Documents or that otherwise secure the payment of the Notes, the Guarantees and other obligations under this Agreement and the Security Documents; (ii) Liens on Property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any Property or assets of the Company or any of its Restricted Subsidiaries other than the Property or assets subject to the Liens prior to such merger or consolidation; (iii) Liens on Property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were not given in contemplation of such acquisition;
(iv) Liens to secure the payment of all or a part of the purchase price or construction cost of Property or assets acquired or constructed in the ordinary course of business after the Issue Date, provided that the Indebtedness secured by such Liens shall not exceed the lesser of 80% of the cost or Fair Market Value of the Property or assets acquired or constructed and such Liens shall not extend to any other Property or assets; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases not constituting Capitalized Lease Obligations, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (vi) Liens existing as of the Closing Date and disclosed in SCHEDULE IV attached hereto and any additional Liens under the Existing Senior Note Indenture and the Existing Senior Note Collateral Documents or under the Existing Convertible Note Indenture and the Existing Convertible Note Collateral Documents which may arise after the Closing Date; (vii) Liens on Receivables and Inventory of the Company and its Restricted Subsidiaries to secure Indebtedness permitted to be incurred under clause (i) of
SECTION 9.10(b) hereof; (viii) any Lien on Property of the Company in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (ix) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by
GAAP); (x) easements, rights-of-way, licenses and other similar restrictions on the use of Property or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the Property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (xi) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments which are not currently dischargeable; (xii) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP); (xiii) Liens to secure any International Vendor Indebtedness, provided that such Liens do not extend to any Property or assets other than the Property or assets the acquisition of which was financed by such Indebtedness; (xiv) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary, including Liens securing the Intercompany Notes and the Telecommunications Asset Leases; (xv) Liens in favor of Technocom securing any leases by Technocom of Telecommunications Assets to its Restricted Subsidiaries; (xvi) Liens in favor of a Restricted Subsidiary which is a lessee under a Telecommunications Asset Lease securing a sublease of such Telecommunications Assets to its Restricted Subsidiary, (xvii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof; and (xviii) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (ii) and (iii), provided that such Liens do not extend to any other Property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

            "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PETERSTAR" means PeterStar Company Limited, a Russian joint stock company of the closed typed organized under the laws of the Russian Federation and a Restricted Subsidiary.

            "PLAN" means any employee pension benefit plan (as defined in Section 3(2) of ERISA and subject thereto) maintained or contributed to at any time by any Company Group Member.

            "PLD CAPITAL" means PLD Capital Limited, a Cypriot corporation.

            "PLD LEASING" means PLD Asset leasing Limited, a Cypriot corporation.

            "PLEDGE AGREEMENT" has the meaning set forth in SECTION 1.2(b).

            "PLEDGED SHARES" means the up to 28 ordinary shares of Technocom that are to be purchased with the proceeds of the Series A Revolving Credit Loans made on the Closing Date and upon such purchase become subject to the Lien of the Pledge Agreement, and any and all dividends, distributions, payments and proceeds thereof, as more particularly defined in the Pledge Agreement.

            "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

            "QUALIFIED INVESTMENT" means an Investment in a Telecommunications Company primarily engaged or proposing to engage in the Telecommunications Business in the Russian Federation or Kazakstan.

            "QUALIFIED JOINT VENTURE" means a Joint Venture in which the Company owns directly or indirectly Voting Stock thereof on the Issue Date, which Joint Ventures are disclosed in Schedule 1.1(e) attached to the Existing Senior Note Indenture, and any future Joint Venture in which the Company owns 20% or more of the Voting Stock thereof.

            "QUALIFIED STOCK" of any Person means a class of Capital Stock other than Disqualified Stock.

            "RECEIVABLES" means, with respect to any Person, all of the following Property and interests in Property of such Person, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

            "REFINANCE" has the meaning set forth in SECTION 9.10(b)(xii) hereof. The terms "Refinanced" and "Refinancing" shall have correlative meanings.

            "REFINANCING INDEBTEDNESS" means any Indebtedness incurred in connection with the Refinancing of other Indebtedness.

            "REGISTRATION AGREEMENT" has the meaning set forth in SECTION 4.10 hereof.

            "REPLACEMENT ASSETS" has the meaning set forth in SECTION 9.9(b) hereof.

            "REPLACEMENT TELECOMMUNICATION ASSETS" has the meaning set forth in
SECTION 9.9(b)(ii) hereof.


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            "REPORTABLE EVENT" means any of the events set forth in Section
4043(c) of ERISA or the regulations thereunder.

            "REQUIRED DEDUCTIONS" has the meaning set forth in SECTION 8.3(e) hereof.

            "REQUIRED HOLDERS" means, at any time, the holders of Notes having Commitment Percentages aggregating more than 50% (without regard to Series), exclusive of Notes then owned by the Company or any of its Affiliates.

            "REQUIRED RESERVES" has the meaning set forth in SECTION 8.3(e) hereof.

            "RESPONSIBLE OFFICER" means the President, any Vice-President, the General Counsel, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

            "RESTRICTED PAYMENT" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than to the Company or any Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes, or the Guarantees, as applicable) or which was scheduled to mature on or after the maturity of the Existing Senior Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been classified as an "Unrestricted Subsidiary."

            "REVOLVING CREDIT FACILITIES" means revolving credit agreements to which the Company and the Restricted Subsidiaries are or become parties, and all related amendments, notes, collateral documents, guarantees, instruments and other agreements executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.


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
            "REVOLVING CREDIT LOANS" means, collectively, the Series A Revolving Credit Loans and the Series B Revolving Credit Loans; each of the Series A Revolving Credit Loans and the Series B Revolving Credit Loans are sometimes herein referred to separately as a "SERIES" of Revolving Credit Loans.

            "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SECURITY AGREEMENT" has the meaning set forth in SECTION 1.2(b).

            "SECURITY DOCUMENTS" has the meaning set forth in SECTION 1.2(b).

            "SELLING SHAREHOLDERS" means Plicom Limited, an Irish company, and Elite International Limited, an Irish company.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "SERIES A AVAILABILITY PERIOD" means the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Series A Maturity Date and (b) the termination of the Series A Commitments of the Lenders in accordance with the terms hereof.

            "SERIES A COMMITMENT" of each holder of Series A Notes has the meaning set forth in SECTION 8.1(a).

            "SERIES A MATURITY DATE" means December 31, 1998.

            "SERIES A NOTES" has the meaning set forth in SECTION 1.1(a).

            "SERIES A REVOLVING CREDIT LOAN" and "SERIES A REVOLVING CREDIT LOANS" have the respective meanings set forth in SECTION 8.1(a).

            "SERIES A WARRANT CERTIFICATE" has the meaning set forth in SECTION 1.1(c).

            "SERIES A WARRANTS" has the meaning set forth in SECTION 1.1(c).

            "SERIES B AVAILABILITY PERIOD" means the period from and including the Closing Date to but including the earlier of (a) the date five Business Days prior to the


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
Series B Maturity Date and (b) the termination of the Series B Commitments of the Lenders in accordance with the terms hereof.

            "SERIES B COMMITMENT" of each holder of Series B Notes has the meaning set forth in SECTION 8.1(b).

            "SERIES B MATURITY DATE" means September 30, 1998.

            "SERIES B NOTES" has the meaning set forth in SECTION 1.1(b).

            "SERIES B REVOLVING CREDIT LOAN" and "SERIES B REVOLVING CREDIT LOANS" has the meaning set forth in SECTION 8.1(b).

            "SERIES B WARRANT CERTIFICATE" has the meaning set forth in SECTION 1.1(d).

            "SERIES B WARRANTS" has the meaning set forth in SECTION 1.1(d).

            "SHARE MORTGAGE" has the meaning set forth in SECTION 1.2(b).

            "SHARE PURCHASE AGREEMENT" and "SHARE PURCHASE AGREEMENTS" have the respective meanings set forth in SECTION 4.8.

            "SHARE TRANSFER FORM" has the meaning set forth in SECTION 4.13(b).

            "SIGNIFICANT RESTRICTED SUBSIDIARY" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

            "STANDARD & POOR'S" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings ceases with respect thereto shall have been transferred to a successor Person, such successor Person, provided that if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "Standard & Poor's" shall mean any other materially recognized rating agency selected by the Trustee.

            "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.


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            "SUBSIDIARY" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, and BECET, provided that the Company owns directly or indirectly 50% of the then outstanding shares of Voting Stock of BECET.

            "SUBSIDIARY GUARANTY" has the meaning set forth in SECTION 1.2(a).

            "SUBSIDIARY GUARANTORS" means WTC, BCL and any Person that becomes a Wholly-Owned Restricted Subsidiary of the Company after the Closing Date and any other Subsidiary (other than any Leasing Company and NWE Cyprus) that guarantees any Indebtedness of the Company or any Subsidiary Guarantor.

            "SURVIVING ENTITY" has the meaning set forth in SECTION 10.1.

            "TAXES" has the meaning set forth in SECTION 9.21.

            "TECHNOCOM" means Technocom Limited, an Irish corporation and a Restricted Subsidiary, including any transferee in a Disposition contemplated in clause (iv) of the definition of "Asset Sale" set forth in this SECTION 13.1.

            "TECHNOCOM PREFERRED STOCK" means all Preferred Stock of Technocom owned directly or indirectly by the Company.

            "TECHNOCOM PUT AGREEMENTS" means [TO COME].

            "TECHNOCOM SHARES" has the meaning specified in SECTION 4.8.

            "TECHNOCOM SHAREHOLDER AGREEMENT" means the Subscription and Shareholder Agreement relating to Technocom Limited dated December 28, 1994 among the Company, Plicom Limited, Elite International Limited, Technocom, Mark Klabin and Boris Antoniuk, as amended.

            "TELECOMMUNICATIONS ASSET LEASE" means a lease by a Leasing Company of Telecommunications Assets to Restricted Subsidiaries and Qualified Joint Ventures in the Russian Federation and Kazakstan, which leases will be Existing Senior Note Collateral.

            "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses to use copyrighted material), that are utilized by such Person, directly or indirectly, in a Telecommunications Business. For purposes of determining a Telecommunications Company but not for purposes of determining whether Property or assets may be subject to a Telecommunications Asset Lease, Telecommunications Assets shall also include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by the Company or a Restricted Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Company pursuant to this Agreement. The determination of what constitutes Telecommunication Assets shall be made by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee.

            "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in
(i) or (ii) above and includes, without limitation, any business which the Company and its Restricted Subsidiaries were currently engaged on the Issue Date.

            "TELECOMMUNICATIONS COMPANY" means any Person substantially all of the assets of which consist of Telecommunications Assets.

            "TERMINATION EVENT" means (a) with respect to any Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of any Company Group Member from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term has the meaning set forth in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or (f) the complete or partial withdrawal of any Company Group Member from a Multiemployer Plan.

            "THIS AGREEMENT" has the meaning set forth in SECTION 18.3.

            "TOTAL SERIES A COMMITMENT" means $12,400,000, as such amount may be reduced from time to time as provided in this Agreement.


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            "TOTAL SERIES B COMMITMENT" means $3,100,000, as such amount may be reduced from time to time as provided in this Agreement.

            "TOTAL COMMITMENT" means, at any date of determination, the sum of the Total Series A Commitment plus the Total Series B Commitment.

            "TRUST AGREEMENT" has the meaning set forth in SECTION 1.2(b).

            "TRUSTEE" has the meaning set forth in SECTION 1.2(b).

            "UNFUNDED CURRENT LIABILITY" of any Plan subject to the provisions of Title IV of ERISA or Sections 302 of ERISA or 412 of the Code means the amount, if any, by which the present value of the accrued benefits under such Plan (based on those assumptions used to fund such Plan) as of the close of its most recent plan year exceeds the then current value of the assets of such Plan allocable to such benefits.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary," and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of this Agreement.

            "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

            "WARRANT" has the meaning set forth in SECTION 1.1.

            "WARRANT AGENT" has the meaning set forth in SECTION 1.1(c).

            "WARRANT AGREEMENT" has the meaning set forth in SECTION 1.1(c).

            "WARRANT CERTIFICATES" has the meaning set forth in SECTION 1.1.

            "WARRANT SHARES" means the shares of Common Stock of the Company issuable upon exercise of the Warrants.

            "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

            "WTC" means Wireless Technology Corporations Limited, a British Virgin Islands corporation.


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14.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1. REGISTRATION OF NOTES.

            The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2. TRANSFER AND EXCHANGE OF NOTES.

            Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, within 5 Business Days, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same Series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series set forth in EXHIBIT A-1 OR A-2, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be bound by all agreements of the Lenders contained in this Agreement (including, without limitation, the agreement to make Revolving Credit Loans from time to time in accordance with SECTION 8) and shall be deemed to have made the representations set forth in SECTIONS 6.1 AND 6.2 or shall provide a representation reasonably acceptable to the Company to the effect that the purchase by or assignment to such transferee of such Note does not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.


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14.3. REPLACEMENT OF NOTES.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original Lender or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, within 5 Business Days, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.   PAYMENTS ON NOTES.

15.1. PLACE OF PAYMENT.

            Subject to SECTION 15.2, payments of principal, interest, Additional Amounts, if any, and Commitment Fees, if any, becoming due and payable in respect of the Notes shall be made in New York, New York at the principal office of The Chase Manhattan Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payments in respect of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2. HOME OFFICE PAYMENT.

            So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, interest, Additional Amounts (if any) and Commitment Fees (if any) by the method and at the address specified for such purpose below your name in SCHEDULE I, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or repayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company


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
at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 14.2. The Company will afford the benefits of this SECTION 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 15.2.

16.   EXPENSES, ETC.

16.1. TRANSACTION EXPENSES.

            Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel and local Irish counsel) incurred by you and each Other Lender or holder of a Note in connection with the preparation of, and in connection with any amendments, waivers or consents under or in respect of, this Agreement, the Warrant Agreement, the Registration Agreement, the Warrants, the Security Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Warrant Agreement, the Registration Agreement, the Warrants, the Security Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Warrant Agreement, the Registration Agreement, the Warrants, the Security Documents or the Notes, or by reason of being a holder of any Note or Warrant, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy or restructuring of the Company or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note or Warrant harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than fees, costs or expenses to which you become subject with respect to any Person retained by you or on the basis of any act or statement made by you or any Person retained by you).

16.2. SURVIVAL.

               The obligations of the Company under this SECTION 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.


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17.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the making by you of any Revolving Credit Loan or the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. Subject to the preceding sentence, this Agreement, the Warrant Agreement, the Registration Agreement, the Warrants, the Security Documents and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18.   AMENDMENT AND WAIVER.

18.1. REQUIREMENTS.

            This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6, 21 or 22 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any repayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest on the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of SECTIONS 8, 11(a), 11(b), 12 or 18.

18.2. SOLICITATION OF HOLDERS OF NOTES.

               (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 18 to each holder of outstanding Notes promptly


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
following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3. BINDING EFFECT, ETC.

            Any amendment or waiver consented to as provided in this SECTION 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of the Company or of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4. NOTES HELD BY COMPANY, ETC.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.   NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE I, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer (with a copy to Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178, Attention: H. Franklin Bloomer, Jr.), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 19 will be deemed given only when actually received.

20.     REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes and the Warrant Certificate themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.   SUBSTITUTION OF LENDER.

            You shall have the right to substitute any one of your Affiliates as the lender of the Revolving Credit Loans you have agreed to provide hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.   MISCELLANEOUS.

22.1. SUCCESSORS AND ASSIGNS.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on or Additional Amounts (if any) or Commitment Fees (if any) in respect of any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3. SEVERABILITY.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4. CONSTRUCTION.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5. COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6. GOVERNING LAW.

            This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       PLD TELEKOM INC.


                                       By  /s/ E. Clive Anderson
                                           -------------------------------------
                                           Name:  E. Clive Anderson
                                           Title: Senior Vice President

The foregoing is hereby
agreed to as of the
date thereof.


THE TRAVELERS INSURANCE COMPANY


By  /s/ Craig H. Farnsworth
    -------------------------------------
    Name:  Craig H. Farnsworth
    Title: Second Vice President


THE TRAVELERS INDEMNITY COMPANY


By  /s/ Craig H. Farnsworth
    -------------------------------------
    Name:  Craig H. Farnsworth
    Title: Second Vice President

                         INFORMATION RELATING TO LENDERS


====================================================================================================================================
                                                             Principal Amount of       Principal Amount of
                                                             Series A Notes and         Series B Notes and
                                                             Series A Revolving         Series B Revolving
                                                             Credit Commitment;         Credit Commitment;
                                                             Number of Shares of       Number of Shares of
                                                                Common Stock               Common Stock
                                                            Initially Purchasable     Initially Purchasable
                                                              Upon Exercise of           Upon Exercise of             Commitment
                  Name and Address of Lender                  Series A Warrants         Series B Warrants             Percentage
                  --------------------------                  -----------------         -----------------             ----------
------------------------------------------------------------------------------------------------------------------------------------
       THE TRAVELERS INSURANCE COMPANY                           $7,560,000;                $1,890,000                   61%
                                                               192,150 shares             65,880 shares
------------------------------------------------------------------------------------------------------------------------------------
       Notes to be registered in the name of "TRAL & CO."
------------------------------------------------------------------------------------------------------------------------------------
(1)    All payments on account of the Notes shall be made in immediately available funds at the opening of business on the due date by
       Federal funds wire transfer to:

       The Chase Manhattan Bank, N.A.
       One Chase Manhattan Plaza
       New York, MY 10081
       ABA No. 021000021
       For credit to:  The Travelers Insurance Company --
                    Consolidated Private Placement
                       Account No. 910-2-587434

       with sufficient information to identify the source and application of such funds










                                  SCHEDULE I

====================================================================================================================================
                                                             Principal Amount of       Principal Amount of
                                                             Series A Notes and         Series B Notes and
                                                             Series A Revolving         Series B Revolving
                                                             Credit Commitment;         Credit Commitment;
                                                             Number of Shares of       Number of Shares of
                                                                Common Stock               Common Stock
                                                            Initially Purchasable     Initially Purchasable
                                                              Upon Exercise of           Upon Exercise of             Commitment
                  Name and Address of Lender                  Series A Warrants         Series B Warrants             Percentage
                  --------------------------                  -----------------         -----------------             ----------
------------------------------------------------------------------------------------------------------------------------------------
(2)    All notices with respect to such payments should be
       directed to:

       The Travelers Insurance Company
       One Tower Square
       Hartford, CT 06183-2030
       Attention:  Securities Department --Cashier
       Fax:  (860) 277-2299

------------------------------------------------------------------------------------------------------------------------------------
(3)    All other communications should be directed to:

       The Travelers Insurance Company
       One Tower Square
       Hartford, CT 06183-2030
       Attention:  Securities Department -- Private
                        Placements
       Fax:  (860) 954-5243

       Tax I.D. No. 06-0566090

====================================================================================================================================
                                                             Principal Amount of       Principal Amount of
                                                             Series A Notes and         Series B Notes and
                                                             Series A Revolving         Series B Revolving
                                                             Credit Commitment;         Credit Commitment;
                                                             Number of Shares of       Number of Shares of
                                                                Common Stock               Common Stock
                                                            Initially Purchasable     Initially Purchasable
                                                              Upon Exercise of           Upon Exercise of             Commitment
                  Name and Address of Lender                  Series A Warrants         Series B Warrants             Percentage
                  --------------------------                  -----------------         -----------------             ----------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
       THE TRAVELERS INDEMNITY COMPANY                           $4,840,000;               $1,210,000;                   39%
                                                               122,850 shares             42,120 shares
------------------------------------------------------------------------------------------------------------------------------------
       Notes to be registered in the name of "TRAL & CO."
------------------------------------------------------------------------------------------------------------------------------------
(1)    All payments on account of the Notes shall be made in
       immediately available funds at the opening of business
       on the due date by Federal funds wire transfer to:

       The Chase Manhattan Bank, N.A.
       One Chase Manhattan Plaza
       New York, MY 10081
       ABA No. 021000021
       For credit to:  The Travelers Insurance Company --
                    Consolidated Private Placement
                       Account No. 910-2-587434

       with sufficient information to identify the source and
       application of such funds
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                             Principal Amount of       Principal Amount of
                                                             Series A Notes and         Series B Notes and
                                                             Series A Revolving         Series B Revolving
                                                             Credit Commitment;         Credit Commitment;
                                                             Number of Shares of       Number of Shares of
                                                                Common Stock               Common Stock
                                                            Initially Purchasable     Initially Purchasable
                                                              Upon Exercise of           Upon Exercise of             Commitment
                  Name and Address of Lender                  Series A Warrants         Series B Warrants             Percentage
                  --------------------------                  -----------------         -----------------             ----------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(2)    All notices with respect to such payments should be directed to:

       The Travelers Insurance Company
       One Tower Square
       Hartford, CT 06183-2030
       Attention:  Securities Department --Cashier
       Fax:  (860) 277-2299

(3)    All other communications should be directed to:

       The Travelers Insurance Company
       One Tower Square
       Hartford, CT 06183-2030
       Attention:  Securities Department -- Private
                        Placements
       Fax:  (860) 954-5243

       Tax I.D. No. 06-0566050

                                                                     EXHIBIT A-1

                    [FORM OF SERIES A REVOLVING CREDIT NOTE]
                                PLD TELEKOM INC.

           12% SERIES A SENIOR SECURED REVOLVING CREDIT NOTE DUE 1998

No. [_____]                                                               [Date]
$[_______]                                      Private Placement No. 69340T A*1

            FOR VALUE RECEIVED, the undersigned, PLD TELEKOM INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [ ], or registered assigns, on December 31, 1998 the principal sum of [ ] DOLLARS, or, if less, the aggregate principal amount outstanding of Series A Revolving Credit Loans (as defined in the Revolving Credit Agreement referred to below) made by the holder hereof to the Company pursuant to the Revolving Credit Agreement referred to below, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) (a) on the unpaid balance thereof at the rate of 12% per annum, payable monthly on the last day of each month after the date hereof, until the principal hereof shall have become due and payable; provided, however that in the event that the Company shall not have satisfied certain conditions relating to an Equity Issuance (as defined in the Revolving Credit Agreement referred to below) as more fully described in the final paragraph of SECTION 1.1 of the Revolving Credit Agreement referred to below, the interest rate borne by this Note shall be increased from 12% to 15% per annum for the period commencing June 1, 1998 until maturity, such interest to be computed and payable as otherwise heretofore provided, and (b) to the extent permitted by law, on any overdue payment (including any overdue repayment) of principal, any overdue payment of interest and any overdue payment of any Additional Amounts or Commitment Fees (as such terms are defined in the Revolving Credit Agreement referred to below) at a rate equal to 2% over the applicable interest rate determined as provided in the preceding subclause (a), payable monthly as aforesaid or, at the option of the registered holder hereof, on demand.

            Payments of principal of, interest on and any Additional Amounts and Commitment Fees with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of The Chase Manhattan Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Revolving Credit Agreement referred to below.

            This Note is one of the duly authorized 12% Series A Senior Secured Revolving Credit Notes due 1998 (herein called the "Notes") issued pursuant to the Revolving Credit and Warrant Agreement, dated as of November 26, 1997 (as from time to time amended, the "Revolving Credit Agreement"), between the Company and the respective Lenders named therein and is entitled to the benefits thereof. All of the terms, conditions and covenants of the Revolving Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein.

            This Note is a registered Note and, as provided in the Revolving Credit Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. Any transferee of this Note, by its acceptance hereof, agrees to be bound by all the terms, conditions and covenants of the Revolving Credit Agreement applicable to a holder of a Note or a Series A Note (as defined in the Revolving Credit Agreement), as applicable.

            The Notes are guaranteed by the Subsidiary Guarantors (as defined in the Revolving Credit Agreement) pursuant to a Guaranty Agreement, dated as of November 26, 1997 by the Subsidiary Guarantors for the benefit of the holders from time to time of the Notes, and are also entitled to the benefits of certain security held by The Bank of New York or its successor at the time acting as trustee (the "TRUSTEE") under a Trust Agreement, dated as of November 26, 1997 (the "TRUST AGREEMENT"), between the Company and the Trustee, such security consisting of the Collateral referred to therein granted by the Company to the Trustee pursuant to the Security Documents referred to therein, pursuant to which the Company has granted to the Trustee security interests in such Collateral. Reference is made to such Trust Agreement and such Security Documents for a description of the nature and extent of the security afforded thereby and the rights of the Trustee and the holders of the Notes in respect thereof. The registered holder of this Note may inspect such Trust Agreement and such Security Documents at the principal office of the Trustee upon request.

            As provided in the Revolving Credit Agreement, the Series A Revolving Credit Loans evidenced by this Note are subject to optional repayments and mandatory repayments, in whole and in part, all as specified in the Revolving Credit Agreement.

            If an Event of Default, as defined in the Revolving Credit Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Revolving Credit Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       PLD TELEKOM INC.


                                       By_________________________
                                         [TITLE]

                                                                     EXHIBIT A-2


                    [FORM OF SERIES B REVOLVING CREDIT NOTE]
                                PLD TELEKOM INC.

               12% SERIES B SENIOR REVOLVING CREDIT NOTE DUE 1998

No. [_____]                                                               [Date]
$[_______]                                      Private Placement No. 69340T A@9

            FOR VALUE RECEIVED, the undersigned, PLD TELEKOM INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [ ], or registered assigns, on September 30, 1998 the principal sum of [ ] DOLLARS, or, if less, the aggregate principal amount outstanding of Series B Revolving Credit Loans (as defined in the Revolving Credit Agreement referred to below) made by the holder hereof to the Company pursuant to the Revolving Credit Agreement referred to below, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) (a) on the unpaid balance thereof at the rate of 12% per annum, payable monthly on the last day of each month after the date hereof, until the principal hereof shall have become due and payable; provided, however that in the event that the Company shall not have satisfied certain conditions relating to an Equity Issuance (as defined in the Revolving Credit Agreement referred to below) as more fully described in the final paragraph of SECTION 1.1 of the Revolving Credit Agreement referred to below, the interest rate borne by this Note shall be increased from 12% to 15% per annum for the period commencing June 1, 1998 until maturity, such interest to be computed and payable as otherwise heretofore provided, and (b) to the extent permitted by law, on any overdue payment (including any overdue repayment) of principal, any overdue payment of interest and any overdue payment of Additional Amounts or Commitment Fees (as such terms are defined in the Revolving Credit Agreement referred to below) at a rate equal to 2% over the applicable interest rate determined as provided in the preceding subclause (a), payable monthly as aforesaid or, at the option of the registered holder hereof, on demand.

            Payments of principal of, interest on and any Additional Amounts and Commitment Fees with respect to this Note are to be made in lawful money of the United States of America at the principal office in New York, New York of The Chase Manhattan Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Revolving Credit Agreement referred to below.

            This Note is one of the duly authorized 12% Series B Senior Revolving Credit Notes due 1998 (herein called the "Notes") issued pursuant to the Revolving Credit and Warrant Agreement, dated as of November 26, 1997 (as from time to time amended, the "Revolving Credit Agreement"), between the Company and the respective Lenders named therein and is entitled to the benefits thereof. All of the terms, conditions and covenants of the Revolving Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein

            This Note is a registered Note and, as provided in the Revolving Credit Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. Any transferee of this Note, by its acceptance hereof, agrees to be bound by all the terms, conditions and covenants of the Revolving Credit Agreement applicable to a holder of a Note or a Series B Note (as defined in the Revolving Credit Agreement), as applicable.

            The Notes are guaranteed by the Subsidiary Guarantors (as defined in the Revolving Credit Agreement) pursuant to a Guaranty Agreement, dated as of November 26, 1997 by the Subsidiary Guarantors for the benefit of the holders from time to time of the Notes, and are also entitled to the benefits of certain security held by The Bank of New York or its successor at the time acting as trustee (the "TRUSTEE") under a Trust Agreement, dated as of November 26, 1997 (the "TRUST AGREEMENT"), between the Company and the Trustee, such security consisting of the Collateral referred to therein granted by the Company to the Trustee pursuant to the Security Documents referred to therein, pursuant to which the Company has granted to the Trustee security interests in such Collateral. Reference is made to such Trust Agreement and such Security Documents for a description of the nature and extent of the security afforded thereby and the rights of the Trustee and the holders of the Notes in respect thereof. The registered holder of this Note may inspect such Trust Agreement and such Security Documents at the principal office of the Trustee upon request.

            As provided in the Revolving Credit Agreement, the Series B Revolving Credit Loans evidenced by this Note are subject to optional repayments and mandatory repayments, in whole and in part, all as specified in the Revolving Credit Agreement.

            If an Event of Default, as defined in the Revolving Credit Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Revolving Credit Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       PLD TELEKOM INC.


                                       By_________________________
                                         [Title]

                                                             EXHIBIT H-1
                                                                  to
                                                      Revolving Credit Agreement



      Description of Closing Opinion to be delivered by Company's Special and Irish Counsel


            The closing opinions of (i) Morgan, Lewis & Bockius, LLP, special counsel to the Company, to be delivered pursuant to Section 4.5(a) of the Revolving Credit Agreement, (ii) in-house counsel to the Company and (iii) A & L Goodbody, special Irish counsel to the Company, to be delivered pursuant to
Section 4.5(b) of the Revolving Credit Agreement, shall be dated the Closing Date and addressed to the Lenders and the Trustee, shall be satisfactory in form and substance to the Lenders, and together shall be to the effects that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing and has a legal corporate existence under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2. The Company has all requisite power and authority to own or hold under lease the Property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to enter into the Revolving Credit Agreement, the Notes, the Trust Agreement, the Pledge Agreement, the Share Pledge, the Security Agreement, the Warrant Agreement, the Warrants and the Registration Agreement (all such documents being referred to herein as the "Company Documents") and to consummate the transactions contemplated by, and perform its obligations under, the Company Documents, including the issuance and delivery of the Notes and the Warrants and the issuance of the Common Stock of the Company issuable upon exercise of the Warrants.

                  3. The execution and delivery by the Company of the Company Documents, and the performance by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company (all action on the part of its shareholders in connection therewith having been duly taken).

                  4. Each of the Company Documents has been duly executed and delivered on behalf of the Company by a duly authorized officer of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally, (b) the application of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) applicable state laws which may affect the availability of certain of the remedies provided for in the Security Documents, which laws do not in the opinion of such counsel, make the remedies provided for therein inadequate for the ultimate practical realization of the benefits and security intended to be afforded thereby. The Notes are entitled to the benefits and security of the Trust Agreement, the Security Agreement, the Pledge Agreement and the Share Mortgage.

                  5. Neither the execution or delivery by the Company of the Company Documents, nor the performance by the Company of its obligations thereunder nor the consummation by the Company of the transactions contemplated thereby, will result in any breach of or be in conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in a loss of any benefit to which the Company is entitled under, or result in (or require) the creation of any lien (other than the liens in favor or for the benefit of the Trustee under the Security Documents) in respect of any property of the Company under (a) the Company's articles of incorporation or by-laws or (b) any existing statute, law, rule or regulation, (c) the Existing Senior Note Indenture or the Existing Convertible Note Indenture or any other credit or loan agreement, indenture, mortgage, or other document or instrument evidencing or governing the terms of indebtedness of the Company for borrowed money, (d) any other agreement, instrument or license known to such counsel to which the Company is a party or by which it or any of its properties is bound, or (e) any order, judgment or decree known to such counsel of any court or arbitrator or Governmental Body which is binding on the Company or any of its Properties.

                  6. No order, consent, approval or authorization of, or registration, filing or declaration with, or the taking of any other action in respect of, any regulatory commission, board or other administrative or governmental agency or arbitration body is required, (a) for or in connection with the valid execution and delivery by the Company of or the performance by the Company of its obligations under the Company Documents or the consummation by the Company of the transactions contemplated thereby or (b) as a condition to the legality, validity or enforceability as against the Company of the Company Documents.

                  7. To the best knowledge of such counsel, there is no suit, proceeding or investigation pending or threatened in any court or by or before any regulatory commission, board or other administrative or governmental agency or arbitration body against the Company which questions the validity of the Company Documents or which, if adversely determined, would have a Material Adverse Effect.

                  8. It is not necessary in connection with the offer, issuance and delivery of the Notes, the Initial Warrants and the Additional Warrants on the date hereof under the circumstances contemplated by the Revolving Credit Agreement to register such Notes, Initial Warrants or Additional Warrants under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

                  9. The authorization, issuance and delivery of the Notes and the Warrants and the borrowing of the Revolving Credit Loans evidenced by the Notes on the Closing Date, in the manner contemplated by the Revolving Credit Agreement, will not involve any violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  10. The Company is not an "investment company" or a person directly or indirectly "controlled" by or "acting on behalf of" an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not a "public-utility company" or a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  11. The Security Agreement creates in favor of the Trustee a valid security interest in the right, title and interest of the Company in all personal property that is included in the "Collateral" (as defined in the Security Agreement) and in respect of which a security interest may be created under the Uniform Commercial Code as currently in effect in the State of New York (the "New York UCC") (the "Security Agreement Collateral").

                  12. Under Article 9 of the New York UCC ("Article 9 of the New York UCC"), a security interest in the Security Agreement Collateral, to the extent that a security interest may be created therein under
      Article 9 of the New York UCC (the "UCC Collateral"), other than (a) UCC Collateral in the form of instruments and money (perfection of which must be accomplished by possession) and (b) UCC Collateral comprising investment securities, in which a security interest can be perfected only by possession or other action taken pursuant to Article 8 of the Uniform Commercial Code of the State of New York is perfected by the filing of financing statements under Article 9 of the New York UCC.

                  13. The financing statements executed by the Company and naming the Company as debtor and the Trustee as secured party, as filed on ______________, 1997 in the offices of the Secretary of State of the State of New York and the City Registrar in

      New York County, New York, as more specifically described in Annex I to such opinion (the "Financing Statements"), comply in all respects with applicable provisions of Article 9 of the New York UCC and are in appropriate form for filing under Article 9 of the New York UCC, and the descriptions therein of the UCC Collateral covered by the Security Agreement are sufficient to perfect the security interest created by the Security Agreement in such UCC Collateral to the extent such security interest may be perfected by filing a financing statement under Article 9 of the New York UCC. All filings in the State of New York necessary under
      Article 9 of the New York UCC to perfect such security interests in the UCC Collateral have been made and no other recording or filing of any document or instrument is necessary under Article 9 of the New York UCC in order to establish, preserve, perfect and protect the Trustee's security interests in the UCC Collateral, except that continuation statements with respect to the Financing Statements must be filed prior to each successive fifth anniversary of the date of original filing thereof.

                  14. The security interest of the Trustee in that portion of the UCC Collateral consisting of instruments and money located in the State of New York (the "Possessory Collateral") shall be a perfected security interest under Article 9 of the New York UCC upon delivery thereof to the Trustee.

                  15. Except for the payment of filing fees in connection with the filing of the Financing Statements, there are no recording, documentary stamp, or other taxes or fees that must be paid in connection with the execution, delivery, recordation or filing of any of the Company Documents, the Financing Statements or any other document contemplated by the Company Documents.

                  16. At the time of the Closing and after giving effect to the transactions contemplated by this Agreement and the Warrant Agreement, the authorized Capital Stock of the Company will consist of : (a) 100,000,000 shares of Common Stock, of which [__________] shares will be issued and outstanding (plus shares issued upon the exercise of options or warrants outstanding on the date hereof or options or similar rights granted subsequent to the date hereof pursuant to the Company's Equity Compensation Plan in effect on the date hereof), 423,000 shares will be reserved by the Company for issuance by the Company upon exercise of the Initial Warrants, 182,000 shares will be reserved by the Company for issuance by the Company upon exercise of the Additional Warrants, [_____] shares will be reserved by the Company for issuance by the Company upon exercise of the Default Warrants, [_________] shares will be reserved by the Company for issuance by the Company upon exercise of the Existing Warrants, and [_________] shares will be reserved by the Company for issuance upon conversion of the Existing Convertible Notes; and (b) 100,000,000 shares of Preferred Stock, par value $.01 per share, of which [_______] shares will be issued and outstanding. All such authorized Capital Stock has been duly and validly authorized, and all such outstanding shares are, and all such shares to be issued will be, duly and validly issued and outstanding, and are, or upon issuance will be, fully paid and non-assessable. The Company (x) does not have outstanding any stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights (preemptive or otherwise) or warrants to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock, other than the Existing Warrants, the Existing Convertible Notes and options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date hereof pursuant to the Company's stock option plans in effect on the date hereof, and (y) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any shares of its Capital Stock or any convertible securities, rights or warrants, or options of the type described in the foregoing subclause (x). The Company is not a party to any agreement restricting the transfer of any shares of its Capital Stock. The Company has filed, pursuant to Section 12 of the Exchange Act, a registration statement relating to the Common Stock. The Company is not required to file, nor has it filed, pursuant to Section 12 of such Act, a registration statement relating to any other class of debt of equity securities.

                  17. The Pledge Agreement creates in favor of the Trustee a valid security interest in the right, title and interest of the Company in the Pledged Shares under the New York UCC. Upon the Trustee taking possession of the certificates representing the Pledged Shares, the security interest created by the Pledge Agreement will be perfected to the extent a security interest therein may be perfected under the New York UCC and, subject to the terms of the Pledge Agreement, such security interest will remain perfected thereafter for so long as possession of such certificates is retained by the Trustee.

                  18. Technocom is a company duly incorporated and validly existing under the laws of Ireland.

                  19. The Share Mortgage creates a legal, valid and binding obligation in a form capable of enforcement against the Company under the laws of Ireland in the Courts of Ireland in accordance with its terms.

                  20. The Share Transfer Form and the Share Mortgage create in favor of the Collateral Agent a first priority interest in the Pledged Shares.

                  21. It is not necessary or advisable under the laws of Ireland in order to ensure validity and enforceability and priority of the obligations and rights of the Company under the Share Mortgage that it be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered, or recorded other than the requirement for the Company to file a Form 8E with the Irish Registrar of Companies within 21 days of execution of the Share Mortgage.

                  22. The submission by the parties to the Legal Mortgage to the exclusive jurisdiction of the Irish Courts will be upheld by the Irish Courts.

                  23. No consent, approval, authorization or order of any court, regulatory body, administrative agency, governmental body, arbitration tribunal, board of directors of Technocom or shareholder of Technocom is required for the Share Mortgage [save that on the exercise of the power of sale upon foreclosure the approval of the board of directors of Technocom must be obtained to the transfer of the ordinary shares to a third party]. However, pursuant to the Written Resolution the board of directors of Technocom have no right to refuse to register any transfer executed pursuant to the Share Mortgage.

                  24. The holders of the remaining ordinary shares of Technocom, which together with the Shares constitute the entire issued ordinary share capital of Technocom, have waived their rights of preemption they have in respect of the transfer of the Share to the Collateral Agent pursuant to the Share Mortgage.

                  25. The Company is the registered owner of 160 ordinary shares of IR pound sterling 1 each in the capital of Technocom representing ____% of the issued ordinary share capital of Technocom.

                                                             EXHIBIT I
                                                                 to
                                                      Revolving Credit Agreement


                               NOTICE OF BORROWING



To Each Person Named on
  Attached Schedule


            The undersigned, PLD Telekom Inc. (the "Company"), refers to the Revolving Credit Agreement, dated as of November 26, 1997 (as amended from time to time, the "Revolving Credit Agreement", the terms defined therein being used herein as therein defined), between the Company and you, and hereby gives you notice, irrevocably, pursuant to Section 8.1(c) of the Revolving Credit Agreement, that the undersigned hereby requests that you make Revolving Credit Loans under the Revolving Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Loans (the "Proposed Borrowing"):

            (i)   The Business Day of the Proposed Borrowing is __________,
      19__;1

            (ii) The aggregate principal amount of the Proposed Borrowing of Series A Revolving Credit Loans is $____________.

            (iii) The aggregate principal amount of the Proposed Borrowing of Series B Revolving Credit Loans is $_____________.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Revolving Credit Agreement are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

--------
1     Shall be a Business Day at least two Business Days after the date hereof.

            (B) after giving effect to the Proposed Borrowing, outstanding Series A Revolving Credit Loans shall not exceed the Available Series A Revolving Commitment and outstanding Series of Revolving Credit Loans shall not exceed the Available Series B Revolving Commitment; and

            (C) no Default or Event of Default, and no event or condition having a Material Adverse Effect, has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                       Very truly yours,

                                       PLD TELEKOM INC.

                                       By_________________________________
                                       Name:
                                       Title:

                             SCHEDULE OF ADDRESSEES


The Travelers Insurance Company
The Travelers Indemnity Company
One Tower Square
Hartford, Connecticut 06183-2030
Attention:  Securities Department -- Private Placements

Fax:  (860) 954-5243